Exhibit 10.1

[*] Confidential Treatment Requested. Condfidential portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission.

                                  CONFIDENTIAL

      COOPERATIVE LICENSING, DEVELOPMENT, SERVICES AND MARKETING AGREEMENT

This COOPERATIVE LICENSING, DEVELOPMENT, SERVICES AND MARKETING AGREEMENT (the "Agreement") is made as of the 1st day of November, 2001 (the "Effective Date") by and between Health Hero Network, Inc., a California corporation having a principal place of business at 2570 West El Camino Real, Suite 111, Mountain View, California 94040 ("HEALTH HERO") and American Medical Alert Corporation ("AMAC"), a New York corporation, having a principal place of business at 3265 Lawson Boulevard, Oceanside, New York 11572.

                                    RECITALS

WHEREAS HEALTH HERO has designed, developed and is commercializing the Health Buddy(R) appliance and related services as described in Attachment II hereto (referred to collectively herein as the "HH Service");
WHEREAS AMAC is in the business of providing a Personal Emergency Response apparatus ("PERS") and related services (the "PERS Services") as defined in Attachment I hereto (referred to collectively herein as the "PERS SYSTEM"); and WHEREAS HEALTH HERO and AMAC wish to cooperate in (a) the development of a new integrated product offering combining aspects of their current respective products and services, and (b) the marketing of such new integrated product offering, subject to the terms and conditions set forth herein;
NOW, THEREFORE, the parties hereby agree as follows:

1.     CERTAIN DEFINITIONS.

Set forth in Attachment I hereto are certain definitions of terms which shall have the meanings provided for therein for the purposes of this Agreement. For purposes of this Agreement, wherever the words "include" or "including" shall appear in this Agreement such terms shall be deemed to mean "include without limitation" or "including without limitation" as the case may be.

2.     DEVELOPMENT AND MANUFACTURE OF PERS BUDDY

2.1 Set forth in Attachment III(A) hereto is a functional product description for the PERS BUDDY to be developed hereunder. HEALTH HERO and AMAC shall develop, test and validate the PERS BUDDY in accordance with the final, detailed product specifications, tasking and development schedule set forth in Attachment III(B) hereto, such Attachment III(B) to be developed and agreed within 90 days after the Effective Date. Among other things, Attachment III(B) will delineate the parties' respective responsibilities regarding development of the PERS BUDDY. Development of the PERS BUDDY by HEALTH HERO and AMAC shall be in three
(3) phases as set forth in Attachment III(B), and in accordance with milestone deliverables to be met by HEALTH HERO and AMAC in developing the PERS BUDDY during such three phases, as set forth in Attachment IV hereto. The results of such development, testing and validation will be submitted in writing to AMAC for its review and written approval (not to be unreasonably withheld or delayed) prior to the commercial manufacture or marketing of the PERS BUDDY. In no event will any data generated by the PERS components or PERS features of the PERS BUDDY be transferred or transmitted using any part of the HEALTH HERO communication network

2.2 AMAC may request HEALTH HERO to carry out development work, or provide AMAC with technical assistance in developing and manufacturing the PERS BUDDY, that (a) is a change to, or is in

                                  CONFIDENTIAL


addition to, the development work and technical assistance described in Attachments III(A) and III(B) , or (b) results from AMAC's desire to make any changes or additions to the product specifications set forth in Attachments III(A) or III(B). Such development work and/or technical assistance shall be provided by HEALTH HERO to AMAC provided the parties agree in advance on: (i) a reasonable schedule within which HEALTH HERO is to provide such development work and/or technical assistance, (ii) other modifications, if any, to Attachment III(B) that HEALTH HERO reasonably believes need to be made due to the impact of such changes or additions on the final product specifications, tasking and development schedule set forth in Attachment III(B), and (iii) payment to HEALTH HERO for such development work and/or technical assistance on a time and materials basis at HEALTH HERO's then current hourly rates, not to exceed $[*] per hour through the end of the first year following the Effective Date and, thereafter, at HEALTH HERO's then current rates on a most favored customer basis. For the purposes hereof, "most favored customer" means the most favorable rates charged by HEALTH HERO to commercial customers or other strategic partners including licensees (but excluding any governmental entities or agencies) to whom HEALTH HERO provides comparable technical assistance. If at the time such charges are incurred, HEALTH HERO is not providing to a commercial customer or other strategic partners, comparable technical assistance, then HEALTH HERO shall charge AMAC no more than HEALTH HERO's standard rates for engineering services as set forth in HEALTH HERO'S then current price list for such services. As of the Effective Date, HEALTH HERO'S current rate for its engineering services is $[*] per hour.

Notwithstanding the foregoing, HEALTH HERO will not be required to perform any development work or provide any technical assistance hereunder that HEALTH HERO reasonably believes could be deemed to be unlawful or could result in the development of a product that infringes or misappropriates any intellectual property rights (including without limitation HEALTH HERO intellectual property rights), or which is outside of the scope of the license grant by HEALTH HERO to AMAC as set forth in Section 7 herein. Subject to the foregoing, following commercial launch of the PERS BUDDY, HEALTH HERO shall continue providing AMAC with technical assistance as needed for the PERS BUDDY on a time and materials basis at HEALTH HERO'S then-current hourly rates; provided, however, that HEALTH HERO shall provide the services specified in the first sentence of Section 2.4(a) without charge to AMAC.

2.3 HEALTH HERO warrants and represents that during the term hereof, the software, firmware and network deliverables developed or provided by HEALTH HERO under this Agreement for use in or in connection with the PERS BUDDY, will function in accordance with the product specifications set forth in Attachment III (B).

2.4 (a) During the term hereof, HEALTH HERO will be responsible for maintaining the software, firmware, hardware, and network deliverables outlined in Attachment III(B), without charge to AMAC; provided, however, that HEALTH HERO'S maintenance obligations shall not include HEALTH HERO maintaining backward compatibility to any Future Applications developed by third party developers hereunder. Updates and changes to the software, firmware, hardware, and/or network deliverables may occur as follows: (i) HEALTH HERO may update or change the software, firmware, hardware, and/or network deliverables through new feature development and/or general maintenance. In such event, AMAC will acquire a license, free of charge, to use any and all such updates and changes to the extent they are generally commercially available to HEALTH HERO'S customers and licensees at no charge, or (ii) HEALTH HERO may develop, at its own expense, new features or additions to the system which will be made generally commercially available to Health Hero's customers and licensees (including AMAC) on an "opt-in" basis for a fee.

                                  CONFIDENTIAL


       (b) During the term hereof, AMAC may request HEALTH HERO to develop software or firmware applications, other than those specifically provided for in Attachment III(B), exclusively for AMAC for use with the PERS BUDDY in accordance with specifications, and under terms and conditions, to be agreed by the parties in a separate written agreement in accordance with procedures set forth hereinbelow ("Future Applications"). Future Applications shall be those software or firmware applications which (i) require access to or integration with HEALTH HERO'S communication network, and/or (ii) require use of Health Buddy Technology or any HEALTH HERO technical assistance, and may include but not necessarily be limited to, home health personnel monitoring and vital signs monitoring from devices connected to the HEALTH HERO communication network component of the PERS BUDDY and/or which requires use of Health Buddy Technology or any HEALTH HERO technical assistance. If AMAC requires no more than the total of (x) [*] hours (at no charge to AMAC), and (y) [*] hours on a time and materials basis (as set forth below), of HEALTH HERO'S technical analysis with respect to whether a proposed AMAC Application will (1) require access to or integration with HEALTH HERO'S communication network, (2) require use of Health Buddy Technology or any HEALTH HERO technical assistance, or (3) damage, disrupt or impair HEALTH HERO'S communication network, such technical analysis will not be deemed HEALTH HERO technical assistance for the purposes of this Section 2.4(b). However, if at any time with respect to an AMAC Application, AMAC requires anything from HEALTH HERO in the way of technical assistance that is more than the technical analysis specifically provided for in the preceding sentence, and/or requires access to or integration with HEALTH HERO'S communication network, and/or requires use of Health Buddy Technology, the AMAC Application will be deemed a Future Application for the purposes of this Section 2.4(b). HEALTH HERO will develop Future Applications on a time and materials basis, with an hourly rate not in excess of $[*] per hour through the end of the first year following the Effective Date of this Agreement and, thereafter, at HEALTH HERO's then current rates on a most favored customer basis (as defined in Section 2.2 above). AMAC will not be required to pay HEALTH HERO an upfront license fee to use Future Applications. Upon AMAC's written request that HEALTH HERO develop a Future Application, the parties shall endeavor in good faith to agree upon the product specifications, tasking and development schedule for such Future Application, such agreement not to be unreasonably withheld or delayed. If the parties are unable to agree upon the product specifications, tasking and development schedule for such Future Application within 60 days after HEALTH HERO has received AMAC's written request therefor, and HEALTH HERO believes AMAC'S request with respect to such Future Application is either unreasonable and/or not feasible, then HEALTH HERO shall first provide AMAC with a written explanation as to why HEALTH HERO believes AMAC'S request with respect to such Future Application is either unreasonable and/or not feasible and, if within 15 business days following AMAC's receipt of such written explanation, the parties are unable to agree on product specifications, tasking and development schedule for such Future Application then HEALTH HERO shall be obligated to invoke
Section 17.3(b). For the purposes hereof, HEALTH HERO may assert that AMAC'S request with respect to a Future Application is unreasonable and/or not feasible, and HEALTH HERO may invoke Section 17.3(b), only if HEALTH HERO believes AMAC'S request with respect to a Future Application is unreasonable and/or not feasible for technical or development schedule reasons. If HEALTH HERO does not invoke Section 17.3(b) within 15 days after the 60 day period referred to herein has expired, then AMAC shall be entitled to engage a third party developer reasonably acceptable to HEALTH HERO to develop such Future Application for AMAC, under terms and conditions (including without limitation confidentiality obligations on the part of such third party developer in favor of HEALTH HERO, and meeting HEALTH HERO's regulatory and operational systems compliance requirements) reasonably acceptable to HEALTH HERO, and HEALTH HERO will provide only that technical assistance as may be necessary by such third party developer to develop such Future Application, up to and including

                                  CONFIDENTIAL


specifications and/or source code to Software (as defined in Section 17.13) and any network compatibility testing that AMAC may reasonably request. Any such technical assistance provided by HEALTH HERO under the preceding sentence will be on a time and materials basis at HEALTH HERO's rates on a most favored customer basis. In the event and to the extent any source code to Software is required by a third party developer to develop a Future Application hereunder, and (1) HEALTH HERO does not invoke arbitration under Section 17.3(a), or HEALTH HERO does invoke arbitration under Section 17.3(b) and the arbitrator determines that AMAC'S request with respect to a Future Application is both reasonable and feasible (as set forth above), and (2) HEALTH HERO refuses to provide the source code to Software necessary for the third party developer to develop the Future Application, then the provisions of Section 17.13 will apply with respect to the release of such source code from escrow as provided for therein, except that the delivery mechanism by which such source code will be released to such third party developer shall be determined by the parties in good faith at the time of its release. If HEALTH HERO believes AMAC'S request with respect to such Future Application is either unreasonable and/or not feasible (as set forth above), and HEALTH HERO does invoke Section 17.3(b) within 15 days after the 60 day period referred to herein has expired, AMAC shall not have the right to develop or have developed such Future Application pending the outcome of the arbitration process under Section 17.3(b). In any event, if and to the extent a Future Application is developed by a third party developer hereunder and such Future Application has access to or use of HEALTH HERO'S communication network, HEALTH HERO shall have the right to access and inspect such Future Application (including its source code subject to obligations of confidentiality by HEALTH HERO in favor of AMAC and/or the third party developer ) prior to and during the deployment of such Future Application. Notwithstanding the foregoing, AMAC shall be solely responsible and liable for the development, deployment and utilization of any Future Applications developed by a third party developer hereunder, including but not limited to any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, even if HEALTH HERO had access to or inspected such Future Application. In the event and to the extent the development, deployment and utilization of a Future Application developed by a third party developer hereunder results in any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, then HEALTH HERO shall have the right to discontinue AMAC's access to HEALTH HERO's communication network, for so long as there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, without being in breach of its obligations under this Agreement, and the exclusions of damages set forth in Section 10.1 shall not apply in the event and to the extent there is a determination pursuant to arbitration under Section 17.3(a) that there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network.

During the ninety (90) day period following the Effective Date, during which the parties will be developing Attachment III(B) pursuant to Section 2.1, hereof, the parties shall also endeavor in good faith to discuss and agree upon functional product descriptions for two (2) Future Applications (vital signs monitoring and a home health personnel monitoring), which functional product descriptions will be in a Product Overview format set forth in Attachment V hereto. The Product Overview format will allow HEALTH HERO and AMAC to agree on the form and function of each such Future Application in general terms, but will not include a detailed specification, development schedule, or pricing for such Future Applications, all of which shall be subject to this Section 2.4(b). If after developing Attachment V, the parties agree that in order to execute on the product development plan for one of the Future Applications described in this paragraph, such Future Application does not require: (A) access to or integration with HEALTH HERO'S communication network, and/or (B) use of Health Buddy

                                  CONFIDENTIAL


Technology or any HEALTH HERO technical assistance, then such Future Application shall not be deemed a Future Application for the purposes hereof and shall be deemed an AMAC Application as defined in Section 2.5. Nothing in this Section 2.4(b) shall deem either vital signs monitoring or home health personnel monitoring as a Future Application until both parties agree in writing to such designation as part of a detailed product specification for such Future Application. Once vital signs monitoring and/or home health personnel monitoring is deemed a Future Application as provided for herein, such Future Application will be deemed within the scope of the license grant by HEALTH HERO to AMAC under Section 7.

(c) Notwithstanding anything to the contrary herein, if HEALTH HERO reasonably believes AMAC'S request with respect to a Future Application could be deemed to be unlawful or could result in the development of a product that infringes or misappropriates any intellectual property rights (including without limitation HEALTH HERO intellectual property rights), or is outside of the scope of the license grant by HEALTH HERO to AMAC as set forth in Section 7 herein, then HEALTH HERO shall not be required to develop such Future Application, nor shall AMAC or any third party developer have the right to develop such Future Application, and the provisions of Section 2.4(b) shall not apply. Accordingly, nothing in this Section 2.4 or in Section 2.5 below shall be deemed to expand any rights of AMAC under this Agreement or to expand the scope of the license grant by HEALTH HERO to AMAC under Section 7; provided, however, AMAC's combination of, or integration of, an AMAC Application with or into the PERS Buddy shall be deemed to be within the scope of the license grant under Section 7 so long as the AMAC Application does not otherwise infringe any intellectual property rights of Health Hero or any third party. Notwithstanding the foregoing, if at any time with respect to an AMAC Application, AMAC requires anything from HEALTH HERO in the way of technical assistance that is more than the technical analysis specifically provided for in Section 2.4(b), and/or requires access to or integration with HEALTH HERO'S communication network, and/or requires use of Health Buddy Technology, the AMAC Application will be deemed a Future Application for the purposes of this Section 2.4; provided, however, that AMAC's combination of, or integration of, an AMAC Application with or into the PERS Buddy shall not in and of itself, be deemed to render the AMAC Application a Future Application.

       2.5 (a) In addition to any Future Applications which may be developed, AMAC may develop or have developed from time to time, other software or firmware applications which neither (i) require access to or integration with HEALTH HERO'S communications network, nor (ii) require use of Health Buddy Technology or any HEALTH HERO technical assistance (such other software or firmware applications to be referred to herein as "AMAC Applications"). The parties acknowledge that, with respect to Future Applications (subject to Sections 2.4(b) and 2.4(c)) and with respect to AMAC Applications, AMAC may independently develop a communications network, on which any data output of Future Applications and/or AMAC Applications may be transmitted and that it will not be required that any Future Applications or AMAC Applications utilize the HEALTH HERO communication network. Subject to Sections 2.4(b) and 2.4(c), the parties agree that AMAC may independently, combine or integrate the PERS BUDDY with such Future Applications and/or AMAC Applications and that the incorporation or combination of such Future Applications and/or AMAC Applications with or into the PERS BUDDY, will be deemed permitted under the licenses granted hereby and that AMAC may exercise any and all rights with respect to PERS BUDDY that it otherwise enjoys under the licenses granted hereby, without diminution, and without payment of additional compensation to HEALTH HERO other than as expressly provided for in this Agreement (including under Sections 3.7 and 8.1) or as otherwise may be agreed by the parties in writing, so long as such Future Applications and AMAC Applications do not damage, impair or disrupt HEALTH HERO's communication network or cause

                                  CONFIDENTIAL


damage to or loss of any data from HEALTH HERO's communication network. Accordingly, AMAC shall be solely responsible and liable for the development, deployment and utilization of any AMAC Applications, including but not limited to any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network. In the event and to the extent the development, deployment and utilization of an AMAC Application results in any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, then HEALTH HERO shall have the right to discontinue AMAC's access to HEALTH HERO's communication network for so long as there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, without being in breach of its obligations under this Agreement, and the exclusions of damages set forth in Section 10.1 shall not apply in the event and to the extent there is a determination pursuant to arbitration under Section 17.3(a) that there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network.
       (b) Notwithstanding anything to the contrary herein, in the event and to the extent AMAC independently develops a communications network, on which any data output of Future Applications and/or AMAC Applications may be transmitted as provided for herein (i) AMAC'S payment obligations to HEALTH HERO under this Agreement (including Sections 3.7 and 8.1) shall remain in effect and be undiminished by virtue of AMAC developing, deploying and utilizing such independent communications network, (ii) for the purposes hereof, such independent communications network shall not be deemed a Future Application hereunder, such that HEALTH HERO shall have no obligation to provide technical assistance of any kind whatsoever (including without limitation any specifications or source code) to AMAC or any third party in developing such independent communications network, and (iii) AMAC shall be solely responsible and liable for the development, deployment and utilization of such independent communications network, including but not limited to any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network. In the event and to the extent the development, deployment and utilization of an independent communications network by or on behalf of AMAC results in any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, then HEALTH HERO shall have the right to discontinue AMAC's access to HEALTH HERO's communication network for so long as there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network, without being in breach of its obligations under this Agreement, and the exclusions of damages set forth in Section 10.1 shall not apply in the event and to the extent there is a determination pursuant to arbitration under Section 17.3(a) that there is any damage to or impairment or disruption of HEALTH HERO's communication network or damage to or loss of any data from HEALTH HERO's communication network.

       2.6 After the parties review and mutually approve in writing the results of the development, testing and validation of the PERS BUDDY per Section 2.1, and after AMAC has approved the final ready to be commercialized prototype of the PERS BUDDY (not to be unreasonably withheld or delayed), AMAC shall manufacture or have manufactured, at AMAC's sole expense, the PERS BUDDY. In connection with such manufacture, AMAC agrees to give [*] an opportunity to bid on the manufacture of the PERS BUDDY. Subject to the foregoing, AMAC shall have the right in its sole discretion to choose the manufacturer of the PERS BUDDY.

                                  CONFIDENTIAL


       2.7 For the purposes hereof, "manufacture" includes without limitation, assembly, testing, labeling, packaging, storage and transportation of the PERS BUDDY. AMAC warrants and represents that the manufacture of the PERS BUDDY shall:
       (a) be carried out in accordance with, and each PERS BUDDY shall meet, all applicable specifications and be free from defects; provided, however, that except with respect to AMAC's obligations under Section 15, the sole remedy for breach of this warranty shall be that specified in Section 9.1(b), and
       (b) comply, in all material respects, with all applicable federal, state and local laws and regulations, rules, ordinances, injunctions, orders and decrees (including without limitation federal, state and local safety, health and environmental laws and regulations) including those applicable to: (i) facilities where any manufacturing activities are carried out, or (ii) materials and components used to manufacture or assemble the PERS BUDDY.

3.     IMPLEMENTATION AND MARKETING EFFORTS
3.1 Following the Effective Date, AMAC will use reasonable commercial efforts to market and resell the HH Service. As requested by AMAC, HEALTH HERO shall implement the HH Service at, and provide customer support to, AMAC, CM/DMs and/or AMAC customers. The operational services and support to be provided by HEALTH HERO to AMAC, CM/DMs and/or AMAC customers, and the fees and charges to be paid by AMAC to HEALTH HERO for such operational services and support, are described more fully in Attachment VI.

3.2 Following the commercial manufacture and launch of the PERS BUDDY in accordance with Section 2, AMAC shall, at its own expense, use reasonable commercial efforts to market the PERS BUDDY and resell the HH Service, and HEALTH HERO shall, at its own expense, use reasonable commercial efforts to market the PERS BUDDY and resell the PERS Services, subject to and in accordance with the Joint Marketing Plan ("JMP") to be developed by the parties and agreed in writing within 90 days after the Effective Date. Among other things, the JMP will provide for AMAC being able to offer to third parties in the United States, including HEALTH HERO customers, outsourced care management and/or disease management services, in addition to PERS Services, which can be provided by AMAC in conjunction with the Health Buddy or the PERS BUDDY. The JMP shall be updated annually by the parties in writing.

3.3 Notwithstanding Sections 3.1 and 3.2, (a) AMAC shall not directly sell the HH Service to any of HEALTH HERO'S customers existing as of the Effective Date for so long as those customers remain customers of HEALTH HERO, or to those parties with whom HEALTH HERO is in discussions regarding the provision of the HH Service as of the Effective Date ("Potential Customers") for a period of six
(6) months after the Effective Date (such existing customers and Potential Customers are listed on Exhibit 1 hereto), and (b) AMAC shall not directly sell the PERS BUDDY to any of HEALTH HERO'S customers listed on Exhibit 1 . The JMP shall provide for HEALTH HERO's and AMAC's cooperative marketing of the PERS BUDDY, the PERS Services and the HH Service to such existing customers and Potential Customers. Subject to this Section 3.3, AMAC shall have the right to sell the PERS BUDDY to any person or entity in the United States.

3.4 For the purposes hereof, subject to the terms and conditions of this Agreement, AMAC shall have the right to resell the HH Service as described in Attachment II, and HEALTH HERO shall have the right to resell the PERS Service in conjunction with the PERS BUDDY, all of which shall be subject to and in accordance with the JMP.

                                  CONFIDENTIAL


3.5 Following the commencement of commercial manufacture and marketing of the PERS BUDDY, at AMAC's request, HEALTH HERO shall implement the HH Service at, and provide customer support to, AMAC, CM/DMs and/or AMAC customers. The operational services and support to be provided by HEALTH HERO to AMAC, CM/DMs and/or AMAC customers, and the fees and charges to be paid by AMAC to HEALTH HERO for such operational services and support, are more fully in Attachment VI hereto.

3.6 Each time AMAC requests HEALTH HERO to commence providing the HH Service with respect to a Health Buddy User or a PERS BUDDY User, HEALTH HERO shall "activate" such Health Buddy User or PERS BUDDY User on the HH Service, and commence charging to AMAC the Monthly Service Fee for such Health Buddy User or PERS BUDDY User as set forth in Section 8.1.

3.7 Upon the activation of a Health Buddy User, HEALTH HERO shall ship a Health Buddy unit to such Health Buddy User, and HEALTH HERO shall charge AMAC, and AMAC agrees to pay: (i) a one time Activation Fee of $[*] per Health Buddy User activation, and (ii) an ongoing Health Buddy Lease Fee of $[*] per active Health Buddy unit per month. The Activation Fee includes Health Buddy fulfillment (shipment of Health Buddy following activation of Health Buddy User and retrieval of Health Buddy following de-activation of Health Buddy User), refurbishment of Health Buddy and advanced replacement/repair of Health Buddy. The Health Buddy Lease Fee shall be charged to AMAC on a monthly basis for every month, or part thereof, following a Health Buddy User Activation. Health Buddy User Activations will be monitored by HEALTH HERO on a monthly basis and the Activation Fee will be billed to AMAC monthly. Subject to Section 9.1, with respect to all Health Buddy units furnished hereunder, HEALTH HERO at its sole expense shall maintain and provide any and all necessary service for the Health Buddy (including without limitation its repair, refurbishment, retrieval, storage, shipping or replacement). For each Health Buddy unit that is not returned to HEALTH HERO in working condition within 30 days after a Health Buddy User has been de-activated from the HH Service, AMAC shall pay HEALTH HERO a fee of $[*] for each such unit.

3.8 Each time a HEALTH HERO customer requests that a patient receive a PERS BUDDY, AMAC shall (a) have a PERS BUDDY installed in such patient's home (and such patient shall be deemed a PERS BUDDY User for the purposes hereof), (b) commence providing the PERS Services to such PERS BUDDY User, and (c) commence charging to HEALTH HERO the Monthly Service Fee for such patient's use of a PERS BUDDY as set forth in Section 8.2. Upon the activation of a PERS BUDDY User by a HEALTH HERO customer, AMAC shall ship a PERS BUDDY unit to such PERS BUDDY User, and AMAC shall charge HEALTH HERO, and HEALTH HERO agrees to pay: (i) a one time Activation Fee not to exceed $[*] per PERS BUDDY User activation, and (ii) an ongoing PERS BUDDY Lease Fee not to exceed $[*] per active PERS BUDDY unit per month. The Activation Fee includes PERS BUDDY fulfillment (shipment of PERS BUDDY following activation of PERS BUDDY User and retrieval of PERS BUDDY following de-activation of PERS BUDDY User), installation of the PERS BUDDY at the home of the PERS BUDDY User, refurbishment of PERS BUDDY and advanced replacement/repair of PERS BUDDY. The PERS BUDDY Lease Fee shall be charged to HEALTH HERO on a monthly basis for every month, or part thereof, following a PERS BUDDY User Activation. PERS BUDDY User Activations will be monitored by AMAC on a monthly basis and the Activation Fee will be billed to HEALTH HERO monthly. Subject to Section 9.1, with respect to all PERS BUDDY units furnished hereunder, AMAC at its sole expense shall maintain and provide any and all necessary service for the PERS BUDDY (including without limitation its repair, refurbishment, retrieval, storage, shipping or replacement) other than the HH Service. For each PERS BUDDY unit that is not returned to

                                  CONFIDENTIAL


AMAC in working condition within 30 days after a PERS BUDDY User has been de-activated from the HH Service or the PERS Service, HEALTH HERO shall pay AMAC a fee not to exceed $[*] for each such unit. AMAC agrees that after it understands its costs to manufacture the PERS BUDDY and provide the services that are to be provided for the PERS BUDDY Activation Fee, AMAC will review the dollar amounts provided for in this Section 3.8 and will in good faith seek to reduce such dollar amounts in order to be as competitive as possible.

3.9 All marketing, promotional, advertising and sales activities by each party in relation to the Health Buddy, the PERS BUDDY and the other party's products and services, shall be subject to, and comply with the requirements of, all applicable laws and regulations including without limitation, the regulatory clearance (s) (if any) for the Health Buddy and any approved product labeling. Each party agrees that all promotional, advertising, marketing, sales and publicity materials (including without limitation, product labeling, packaging and documentation, sales aids and training materials, product presentations and product plans) that relate to or mention the Health Buddy or the PERS BUDDY and/or the other party's products or services, or this Agreement, will be submitted to the other party for its written approval prior to the use thereof, which approval will not be unreasonably withheld or delayed.

3.10 Each party further agrees to comply with the other party's trademark usage guidelines in using any trademark, service mark or tradename of the other party. Each party shall cease using the other party's trademarks, service marks or tradenames, whether approved or not, upon the effective date of any termination hereof. Within 30 days after the JMP has been finalized, the parties shall negotiate in good faith and enter into a Trademark License Agreement pursuant to which each party shall license to the other party the right to use such party's trademarks and service marks in connection with the manufacture, marketing and sale of the parties' respective products and services as contemplated in the JMP.

4.     HEALTH BUDDY AND PERS BUDDY INSTALLATION AND SERVICES
4.1 With respect to all Health Buddy Users and PERS BUDDY Users hereunder, AMAC at its sole expense, shall at its election install the Health Buddy in Health Buddy Users' homes, and shall install the PERS BUDDY in PERS BUDDY Users' homes, and train and provide support to Health Buddy Users and PERS BUDDY Users on the use thereof. AMAC at its sole expense shall also maintain and provide any and all necessary service for the PERS BUDDY (including without limitation its repair, refurbishment, retrieval, storage, shipping or replacement), other than the HH Service.

4.2 AMAC at its sole expense, shall be responsible for and provide the PERS Services.

4.3 AMAC shall be responsible for the provision, whether by AMAC, CM/DMs or AMAC customers, of all care management and disease management services to Health Buddy Users and PERS BUDDY Users who use the Health Buddy feature of the PERS BUDDY. Obligations in connection with provision of such care management and disease management services shall include without limitation, the following:
(a) recruiting, identifying and enrolling Health Buddy Users and PERS BUDDY Users and verifying their eligibility throughout the duration of his/her use of the Health Buddy or PERS BUDDY (as the case may be);
(b) obtaining any consents from Health Buddy Users or PERS BUDDY Users that AMAC deems necessary or which are legally required in providing the Health Buddy to Health Buddy Users and the PERS BUDDY to PERS BUDDY Users;

                                  CONFIDENTIAL


(c) notifying Health Buddy Users and PERS BUDDY Users that HEALTH HERO may have access to medical and other information transmitted by the Health Buddy and the PERS BUDDY, and obtaining their consent with respect thereto in accordance with applicable law;
(d) prior to commencing use of the HH Service, having an appropriate healthcare professional designated by AMAC and/or a CM/DM review and approve any HH Applications to be utilized by AMAC with the Health Buddy or the PERS BUDDY;
(e) ensuring that Authorized Users access the Health Hero iCare Desktop on a regular basis for viewing the data collected from Health Buddy Users and PERS BUDDY Users and determining and taking any and all follow-up actions with respect to Health Buddy Users and PERS BUDDY Users responses;
(f) notifying Authorized Users and Health Buddy Users that the Health Buddy is not an emergency service or a first alert program, and that Health Buddy Users' medical questions and concerns should be directed to their physicians, to AMAC's customer service, to a local emergency care facility, or to the local 911 emergency service number; and
(g) notifying Authorized Users and PERS BUDDY Users that in case of an emergency or other urgent medical need, the PERS BUDDY User is to press the PERS button, call his/her physician or go to the nearest local emergency care facility, insofar as the HH Service is not an emergency service or a first alert program.

4.4 Each party shall be responsible for the billing of and collecting payment from its own customers or Health Buddy Users or PERS BUDDY Users, as the case may be.

4.5 AMAC shall ensure that all of the services described in this Section 4 are provided by using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel.

4.6 During the term hereof, AMAC will be responsible for delivering to HEALTH HERO, on the first day of each month, a 6-month rolling forecast of projected Health Buddy Users, PERS BUDDY Users and Authorized Users during the immediately following 6-month period. HEALTH HERO will use these forecasts for infrastructure capacity planning purposes and for no other reason. HEALTH HERO will be responsible for maintaining infrastructure capacity to ensure that the HH Service and HH Applications are available to Health Buddy Users, PERS BUDDY Users and Authorized Users at the service levels described in Attachment III(B). During the term hereof, HEALTH HERO will provide to AMAC, on the first day of each month, in order to permit AMAC to plan for PERS BUDDY manufacturing capacity, a six month rolling forecast of projected PERS BUDDY Users during the immediately following six month period. AMAC will not use these forecasts for any other reason than to ensure PERS BUDDY manufacturing capacity.

5.     EXCLUSIVE RIGHTS AND MINIMUM PERFORMANCE GUARANTEE
5.1 For the purposes hereof, the "Exclusive Period" means the [*] year period commencing on the Effective Date. The parties may agree in writing prior to the end of the Exclusive Period, to extend the Exclusive Period. The Exclusive Period will be extended beyond such [*] year period upon AMAC meeting the minimum performance guarantees as specified in Section 5.3 below. During the Exclusive Period, HEALTH HERO hereby appoints AMAC as its exclusive manufacturer and distributor, in the United States, of the PERS BUDDY. Pursuant to this appointment, HEALTH HERO also agrees that, during the Exclusive Period (unless AMAC fails to meet the minimum performance guarantees specified in Section 5.3):
(a) HEALTH HERO shall not, directly or indirectly, integrate or manufacture, or license

                                  CONFIDENTIAL


another (except AMAC) to integrate or manufacture, the Health Buddy Technology with a PERS Console in the United States and (b) shall not, directly or indirectly, distribute, or license another (except AMAC) to distribute, the Health Buddy Technology integrated with a PERS Console in the United States. A PERS Console is [*]. For purposes of this Agreement, the word "distribute" shall include the functions of marketing, selling, leasing, renting, providing or otherwise making available. The parties understand that the obligations and appointments under this Section 5.1 shall not preclude HEALTH HERO from (i) integrating the Health Buddy Technology with any other person's or entity's products or technologies, directly or through a license, so long as the integration does not violate AMAC's exclusive rights hereunder or (ii) manufacturing or distributing the Health Buddy Technology, directly or licensing another to do so, so long as such manufacture or distribution does not violate AMAC's exclusive rights hereunder.

5.2 During the Exclusive Period HEALTH HERO shall exclusively promote AMAC as the preferred ERC to be used with the HH Services in the United States, which shall include without limitation: (a) the issuance of a press release following the signing of this Agreement by both parties announcing HEALTH HERO'S exclusive promotion of AMAC as the preferred ERC to be used with the HH Service, and (b) agreement upon joint marketing and sales activities by the parties' respective marketing and sales organizations under the JMP.

5.3    AMAC's exclusivity under Section 5.1 and HEALTH HERO's obligations under
Section 5.2 are conditioned upon AMAC meeting the following minimum performance guarantees: [*] For the purposes hereof, AMAC shall be deemed to have met the minimum performance guarantees hereunder if the Health Buddy units which have been activated and are in commercial use are the result of AMAC's direct sales, and the PERS BUDDY units which have been activated and are in commercial use are the result of either party's sales. If AMAC fails to meet any of the minimum performance requirements set forth in Section 5.3, at AMAC's request, HEALTH HERO may, in its sole discretion (but HEALTH HERO shall have no obligation to do so), agree in writing to allow AMAC to meet such minimum performance requirement by paying to HEALTH HERO in cash the amounts that HEALTH HERO would have otherwise received under Sections 3.7 and 8.1 if AMAC had met such minimum performance requirement.

5.4 If AMAC fails to meet any of the minimum performance requirements set forth in Section 5.3, HEALTH HERO may at its option: (i) integrate or license the right to integrate Health Buddy Technology with PERS Consoles, (ii) manufacture, distribute or license the right to manufacture or distribute (as that term is used in Section 5.1), Health Buddy Technology integrated with PERS Consoles and/or (iii) promote other companies' PERS products and services (including ERC) to be used with the HH Service, which shall be HEALTH HERO'S exclusive remedies for AMAC's failure to meet any of the minimum performance requirements provided for in Section 5.3. Even if HEALTH HERO exercises its rights under this Section 5.4, the non-exclusive licenses and rights granted in
Section 7.1 shall remain in effect through the term of the Agreement and any renewals hereof as set forth hereinafter.

5.5 (a) If during the Exclusive Period, a third party manufactures or distributes in the United States, a PERS Console that HEALTH HERO reasonably believes infringes one or more of HEALTH HERO'S issued U.S. patents or other HEALTH HERO U.S. intellectual property rights which fall within the scope of the license grant in Section 7.1 herein, then HEALTH HERO shall either use reasonable efforts to seek to enforce such patent(s) against such third party at HEALTH HERO'S expense or, if

                                  CONFIDENTIAL


HEALTH HERO elects not to seek to enforce such patent(s) against such third party within a reasonable period of time, then AMAC shall have the right to do so at its expense (provided AMAC consults with HEALTH HERO in advance of and during any such enforcement action) and AMAC shall have the right to retain any and all of the damages or losses recovered or awarded as a result thereof.

       (b) If during the Exclusive Period, HEALTH HERO breaches its obligations under Section 5.1, then AMAC shall have the right to enforce its rights under
Section 5.1 against HEALTH HERO and the exclusions of damages set forth in
Section 10.1 shall not apply in the event and to the extent there is a determination pursuant to arbitration under Section 17.3(a) that HEALTH HERO has breached its obligations under Section 5.1.

5.6 Subject to HEALTH HERO'S obligations and AMAC's rights under Sections 2.4(b), 5.1, 5.2, and 5.5, (i) nothing in this Agreement shall impair or prohibit HEALTH HERO's unrestricted right at any time to further develop, integrate, license, manufacture, market, sell, provide, distribute or otherwise make available Health Buddy Technology, the HH Service and/or HH Applications to third parties, (ii) nor shall this Agreement be construed to impair or prohibit any licensee or customer of HEALTH HERO from developing products and services of any kind.

5.7 If AMAC is unwilling to distribute the PERS BUDDY to any customer or potential customer of HEALTH HERO, the provisions of Sections 5.1 and 5.2 shall not apply with respect to that customer or potential customer, but only insofar as HEALTH HERO can provide the PERS BUDDY to that customer for HEALTH HERO's own account, instead of as agent for AMAC and shall otherwise be subject to Section 8.2.

5.8 During the Exclusive Period, HEALTH HERO shall consider offering to AMAC the right to manufacture, market, distribute or perform ERC monitoring services for the PERS BUDDY in Canada, before HEALTH HERO offers an unaffiliated third party the right to integrate Health Buddy Technology with a PERS Console in Canada. The foregoing shall not obligate HEALTH HERO to offer or grant any such rights to AMAC. However, if HEALTH HERO does offer such any such rights to AMAC, such offer may be subject to different or additional terms and conditions including without limitation, the payment by AMAC to HEALTH HERO of an additional upfront fee.

6.     LICENSE AND DEVELOPMENT FEE

6.1 In consideration for the development work to be performed by HEALTH HERO under Section 2, and the grants of licenses by HEALTH HERO to AMAC in Section 7, AMAC shall make the following milestone payments to HEALTH HERO as follows (the "License and Development Fees"):

       (a) Milestone 1: $[*] upon the full execution and delivery of this Agreement.

       (b) Milestone 2: $[*] upon HEALTH HERO achieving the Phase I Deliverable set forth in Attachment IV, but such amount shall not be due until the [*] day period referred to in the next sentence has transpired and until AMAC has had the [*] day period to exercise its termination right, or has advised HEALTH HERO prior to such [*] day period in writing that it will not exercise such termination right. In the event AMAC has not raised $[*] in funding on or before [*] days after the Effective Date, and AMAC has not paid such $[*] to HEALTH HERO as provided herein, AMAC may at its option, exercised by notice in writing to HEALTH HERO within [*] days after such [*] day period, terminate this Agreement. In such event, HEALTH HERO will be entitled to retain any milestone payments made prior to such termination, and notwithstanding Attachment IV, HEALTH HERO shall not deliver the Phase I Deliverable to AMAC. Otherwise, the parties will have no further rights or obligations under this

                                  CONFIDENTIAL


Agreement (including without limitation, Section 17.13 shall not survive any such termination and HEALTH HERO shall have no obligations whatsoever under
Section 17.13 following such termination, and AMAC shall have no further payment obligations hereunder other than HEALTH HERO shall retain the $[*] payment in
Section 6.1(a) above), and no further liability to each other as a result of such termination, except with respect to Sections 7.5, 7.6, 11.1, 11.2, 11.4, 12, 13.4, 14, 17.2 and 17.3.

       (c) Milestone 3: $[*] upon HEALTH HERO achieving the Phase II Deliverable set forth in Attachment IV.

       (d) Milestone 4: $[*] upon HEALTH HERO achieving the Phase III Deliverable set forth in Attachment IV.

       Notwithstanding the foregoing, the total of the milestone payments set forth above ($[*]) shall be fully paid by AMAC to HEALTH HERO upon premature termination of this Agreement for any reason other than (i) HEALTH HERO's failure to remedy a material breach under Section 13.2, and (ii) AMAC's termination of this Agreement under Section 6.1(b). If AMAC does not timely make any milestone payment to HEALTH HERO upon HEALTH HERO achieving the Deliverable for which such payment is to be made, unless HEALTH HERO has agreed to extend in writing the date upon such payment is to be made, this Agreement shall immediately terminate upon written notice by HEALTH HERO to AMAC.

       (e) $[*] following the Effective Date, which amount shall be paid by AMAC paying to HEALTH HERO: (i) $[*] per Health Buddy User per month, and (ii) and $[*] per PERS BUDDY User per month, until such time that HEALTH HERO has received a total of $[*] resulting from such payments. Notwithstanding the foregoing, such $[*] shall be fully paid up (i) no later than [*] years after the Effective Date, and (ii) upon premature termination of this Agreement for any reason other than (1) HEALTH HERO's failure to remedy a material breach under Section 13.2 or (2) AMAC's termination of this Agreement under Section 6.1(b). If AMAC does not timely make any payment to HEALTH HERO as provided for in this Section 6.1(e), unless HEALTH HERO has agreed to extend in writing the date upon such payment is to be made, this Agreement shall immediately terminate upon written notice by HEALTH HERO to AMAC.

6.2 Subject to Section 7.8, all License and Development Fees paid by AMAC to HEALTH HERO shall be non-refundable.

6.3 The grants of rights and licenses by HEALTH HERO to AMAC under Section 7, to the extent they relate to the PERS BUDDY, are contingent upon HEALTH HERO'S receiving at least $[*] of the [*] dollar ($[*]) License and Development Fee provided for in Section 6.1, the payment of which is conditioned upon HEALTH HERO's achieving the milestone deliverables set forth in Attachment IV.

7.     GRANT OF LICENSES

7.1 Subject to the terms and conditions of this Agreement, HEALTH HERO hereby grants to AMAC for the term hereof, a non-exclusive (but exclusive to the extent provided for in Section 5.1), non-assignable, non-sublicensable (except to a third party manufacturer of the PERS BUDDY, but only to the extent necessary for such third party manufacturer to make the PERS BUDDY subject to and in accordance with this Agreement), non-transferable license in the United States under HEALTH HERO'S patents, copyrights trademarks and trade secrets (but only to the limited extent such intellectual property rights would otherwise be infringed), to:

(a) offer for sale and sell the HH Service and to use the HH Service (including the HH Applications) within AMAC's internal operations or business for the sole purpose of enabling two-way healthcare communications between Health Buddy Users and their remote care managers or disease managers,

                                  CONFIDENTIAL


(b) make or have made, use, offer for sale and sell, lease and offer for lease, the PERS BUDDY, in the manner contemplated under this Agreement;

(c) use the HH Service (including the HH Applications) within AMAC's internal operations or business for the sole purpose of enabling two-way healthcare communications between PERS BUDDY Users and their remote care managers or disease managers;

(d) Lease and offer for lease the Health Buddy; and

(e) perform AMAC's development functions set forth in Attachment III(B).

AMAC shall have the right to make or have made the PERS BUDDY outside of the United States (with the exception of the European Community) and shall have the right to import the PERS BUDDY into the United States, solely for the purpose of exercising AMAC's right to use, offer for sale and sell, lease and offer for lease the PERS BUDDY in the United States. Nothing shall be construed herein as granting to AMAC the right to use, offer for sale or sell, or lease or offer for lease, the PERS BUDDY anywhere outside of the United States.

7.2 AMAC's rights under the licenses granted in Section 7.1 are subject to the following limitations:
(a) AMAC shall have no access to or any rights with respect to any HEALTH HERO software or firmware (whether in source code or object code form), other than as set forth in Section 17.13.
(b) In connection with AMAC's exercise of its right to use the HH Service under the license grant above, AMAC shall utilize the "POWERED BY HEALTH HERO" logo on the HEALTH HERO iCare Desktop and the Health Buddy(R) brand on the PERS BUDDY as agreed in writing by the parties.

7.3 During the term hereof, AMAC agrees not to enforce any patents or other intellectual property rights held by AMAC against HEALTH HERO that are within the scope of the license grant by HEALTH HERO to AMAC in this Section 7, or which relate to the subject matter of the patents and other intellectual property licensed by HEALTH HERO to AMAC in this Section 7, but only to the extent within the scope of the license grant by HEALTH HERO to AMAC in this
Section 7.

7.4 The licenses granted herein do not constitute a sale of the HH Service or any portion thereof.

7.5 AMAC may not use the HH Service or any part thereof, or any Health Buddy Technology in any way or for any purpose other than as expressly permitted in this Agreement, and no other licenses or rights shall be implied. By way of example but not limitation, except as expressly provided for in Sections 2.4 and
7.1 and Attachment III(B), AMAC may not use, copy, distribute, reverse engineer, decompile, sell, lease, sublease, sublicense or other wise transfer (including electronic transfer from one computer to another over a network or otherwise), modify, adapt, translate, network, publish or create derivative works of any portion of the HH Service or any Health Buddy Technology without the prior written permission of HEALTH HERO (which may be withheld in its sole discretion).

       7.6 Except as may be necessary in order for HEALTH HERO to develop the PERS BUDDY as specified in Attachment III(B), and to provide the development work and technical assistance as may be required by AMAC pursuant to Sections
2.2 or 2.4, HEALTH HERO agrees that it shall not copy, distribute, reverse engineer, decompile, sell, lease, sublease, sublicense or otherwise transfer (including electronic transfer from one computer to another over a network or otherwise), modify, adapt, translate, network, publish or create derivative works of any portion of the PERS Services, the PERS Technology

                                  CONFIDENTIAL


or any other technology or proprietary information provided by AMAC without AMAC's express prior written consent (which may be withheld in AMAC's sole discretion). HEALTH HERO acknowledges and agrees that no right or license is granted to HEALTH HERO by AMAC with respect to any of AMAC's PERS Technology or any other intellectual property of AMAC except the limited right of HEALTH HERO to access PERS Technology for the sole purpose of developing the PERS BUDDY as specified in Attachment III(B) and to provide the development work and technical assistance as may be required by AMAC pursuant to Sections 2.2 or 2.4 and with respect to HEALTH HERO's right to sell PERS BUDDY in conjunction with the PERS Services as set forth in Sections 3.4 and 3.5 and in the JMP.

7.7 During the term hereof, AMAC shall have the right to authorize CM/DMs and AMAC customers to use the HEALTH HERO iCare Desktop for the purpose of providing care management and/or disease management services to Health Buddy Users and PERS BUDDY Users. AMAC shall be fully responsible and solely liable for use of the HH Service by CM/DMs and AMAC customers, and the performance and non-performance of such CM/DMs and AMAC customers in providing care management and/or disease management services to Health Buddy Users and PERS BUDDY Users, and AMAC shall ensure that all such CM/DMs and AMAC customers are made aware of and comply with the obligations set forth in Section 4.3, the limitations on the license to use the HH Service as granted in this Section 7, and the obligations regarding confidentiality set forth in Section 12.

7.8 (a) HEALTH HERO warrants that it has the right to grant the licenses and rights granted to AMAC under this Agreement, free and clear of any liens, encumbrances and charges of any kind, and that the intellectual property of HEALTH HERO licensed to AMAC hereunder is free and clear of any liens, encumbrances and charges of any kind. HEALTH HERO further warrants that: (i) AMAC may exercise the licenses and rights granted to it by HEALTH HERO hereunder for the purposes set forth in this Agreement, (ii) as of the Effective Date to the best of HEALTH HERO'S knowledge and belief, AMAC's exercise of the licenses and rights granted to it by HEALTH HERO hereunder do not and will not infringe any other proprietary or intellectual property rights of any third party, and
(iii) as of the Effective Date to the best of HEALTH HERO'S knowledge and belief, there are no actual, pending or threatened claims of infringement against HEALTH HERO by a third party. HEALTH HERO shall have no liability for breach of the foregoing warranty if, and to the extent that, (1) AMAC uses any Health Buddy Technology, HH Applications or the HH Service other than as contemplated under this Agreement, or exercises the licenses and rights granted to it by HEALTH HERO hereunder other than in accordance with this Agreement, (2) AMAC uses any Health Buddy Technology in combination with other products (except AMAC's products as contemplated under this Agreement), (3) AMAC modifies any hardware, software or firmware alleged to be infringing, or (4) AMAC continues to use the allegedly infringing item(s) after HEALTH HERO notifies AMAC of an allegation of infringement and requests AMAC to cease use of the infringing item(s). If HEALTH HERO determines that the manufacture, sale or use of any of the Health Buddy Technology, HH Applications or HH Service licensed to AMAC hereunder infringes the intellectual property rights of a third party, then HEALTH HERO shall at its option, either: (A) modify the affected aspect(s) of the Health Buddy Technology, HH Applications or HH Service to render it non-infringing, (B) obtain a license from such third party, or (C) if neither
(A) nor (B) is available to HEALTH HERO on reasonable commercial terms, terminate this Agreement promptly upon written notice to AMAC. In the event of such termination by HEALTH HERO, HEALTH HERO shall be entitled to retain an amount equal to $[*] multiplied by a fraction, of which the numerator is the number of months which have transpired since the Effective Date of this Agreement up until the termination under the circumstances described in this
Section 7.8(a), and the denominator of which shall be [*]. For example, if the Agreement is terminated at the end of [*] months, HEALTH HERO would be entitled to retain $[*] ($[*]x[*]). HEALTH HERO would return to AMAC that portion of the $[*] that HEALTH HERO is not entitled to retain under the preceding sentence.

                                  CONFIDENTIAL


(b) AMAC warrants that it has the right to grant the licenses and rights granted to HEALTH HERO under this Agreement, free and clear of any liens, encumbrances and charges of any kind, and that the intellectual property of AMAC licensed to HEALTH HERO hereunder is free and clear of any liens, encumbrances and charges of any kind. AMAC further warrants that: (i) HEALTH HERO may exercise the licenses and rights granted to it by AMAC hereunder for the purposes set forth in this Agreement, (ii) as of the Effective Date to the best of AMAC'S knowledge and belief, HEALTH HERO's exercise of the licenses and rights granted to it by AMAC hereunder do not and will not infringe any other proprietary or intellectual property rights of any third party, and (iii) as of the Effective Date to the best of AMAC'S knowledge and belief, there are no actual, pending or threatened claims of infringement against AMAC by a third party. AMAC shall have no liability for breach of the foregoing warranty if, and to the extent that,
(1) HEALTH HERO uses any PERS Technology or the PERS Services other than as contemplated under this Agreement, or exercises the licenses and rights granted to it by AMAC hereunder other than in accordance with this Agreement, (2) HEALTH HERO uses any PERS Technology in combination with other products (except HEALTH HERO's products as contemplated under this Agreement), (3) HEALTH HERO modifies any hardware, software or firmware alleged to be infringing, or (4) HEALTH HERO continues to use the allegedly infringing item(s) after AMAC notifies HEALTH HERO of an allegation of infringement and requests HEALTH HERO to cease use of the infringing item(s). If AMAC determines that the manufacture, sale or use of any of the PERS Technology or PERS Services licensed to HEALTH HERO hereunder infringes the intellectual property rights of a third party, then AMAC shall at its option, either: (A) modify the affected aspect(s) of the PERS Technology or PERS Services to render it non-infringing, (B) obtain a license from such third party, or (C) if neither (A) nor (B) is available to AMAC on reasonable commercial terms, terminate this Agreement promptly upon written notice to HEALTH HERO.

       In the event of such termination by AMAC, AMAC shall be entitled to retain an amount equal to $[*] multiplied by a fraction, of which the numerator is the number of months which have transpired since the Effective Date of this Agreement up until the termination under the circumstances described in this
Section 7.8(b), and the denominator of which shall be [*]. For example, if the Agreement is terminated at the end of [*] months, AMAC would be entitled to retain $[*] ($[*]x[*]). AMAC would be required to return to HEALTH HERO and AMAC agrees to pay HEALTH HERO, that portion of the $[*] that AMAC is not entitled to retain under the preceding sentence.

(c) Each party represents and warrants that it has the respective corporate power and authority to enter into and perform its respective obligations under this Agreement. Each party further represents and warrants that it is duly organized as indicated above, validly existing under the laws of the state in which organized and has all requisite legal power and authority to own, lease, operate and conduct its business as now being conducted. Each party further represents and warrants that this Agreement constitute the valid and binding obligation of each such party, enforceable in accordance with its terms, except as the same may be limited by general principles of equity, bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights. Each party further represents and warrants that neither the execution, delivery or performance by such party, nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with any of the provisions hereof, will violate, conflict with or result in a breach of any of the provisions of such party's certificate of incorporation, charter, articles or bylaws, or any indebtedness, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which such party or any of its properties may be bound or affected, or violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation or any court or governmental authority, United States of foreign, applicable to either party, other than with

                                  CONFIDENTIAL


respect to the subject matter of those regulatory requirements set forth in
Section 17.14 which will be set forth in Attachment III(B).

7.9 Subject to the terms and conditions of this Agreement, AMAC hereby grants to HEALTH HERO, during the term of this Agreement, a non-exclusive, non-assignable, non-sublicensable, non-transferable, license in the United States to (i) perform its development functions set forth in Attachment III(B) and under Section 2.2, and in respect to its development of Future Applications pursuant to Section 2.4(b); (ii) market and distribute the PERS BUDDY in accordance with the terms of this Agreement and the JMP, and in furtherance thereof, to offer for sale and sell the PERS BUDDY to end-users, subject to payment of fees to AMAC as set forth in Section 8.2. HEALTH HERO's rights hereunder shall extend only for so long as AMAC is selling the PERS BUDDY pursuant to the terms of this Agreement. Upon termination of HEALTH HERO's license under this Agreement, all licenses granted to HEALTH HERO shall terminate and revert in their entirety to AMAC, and HEALTH HERO will have no residual rights with respect thereto. Any HEALTH HERO customers will continue to be supported as set forth in Section 13.4 to the same extent as AMAC customers utilizing the PERS BUDDY.

8.     PRICING AND PAYMENT

8.1 In further consideration for HEALTH HERO'S grant of rights and licenses hereunder, during the term hereof, AMAC agrees to pay and shall pay HEALTH HERO [*] percent ([*]%) of the gross revenues received by AMAC arising out of distribution of the Health Buddy, the PERS BUDDY and HH Service; provided, however, that in no event shall HEALTH HERO receive less than [*] dollars ($[*]) per Health Buddy User per month and per PERS BUDDY User per month (the "Monthly Service Fee"). HEALTH HERO shall not refund any amounts received from AMAC hereunder if a determination is made regarding the retroactive ineligibility of a Health Buddy User or a PERS BUDDY User. If a Future Application is derivative of the PERS BUDDY, then such Future Application will be deemed a PERS BUDDY for the purposes of this Section 8.1. If an AMAC Application runs on the PERS BUDDY, and AMAC receives revenues for providing such AMAC Application on the PERS BUDDY, then those revenues received by AMAC that are directly attributable to such AMAC Application shall not be subject to the [*]% revenue share for the purposes of this Section 8.1; provided, however, that AMAC shall nevertheless be obligated to pay to HEALTH HERO the $[*] Monthly Service Fee provided for in this Section 8.1 for the PERS BUDDY unit on which such AMAC Application is running. If as contemplated under Section 3.2, AMAC is offering to third parties in the United States, including HEALTH HERO customers, outsourced care management and/or disease management services, in addition to PERS Services, which are provided by AMAC in conjunction with the Health Buddy or the PERS BUDDY (referred to herein as "AMAC CM/DM Services"), then those revenues received by AMAC that are directly attributable to such AMAC CM/DM Services shall not be subject to the [*]% revenue share for the purposes of this Section
8.1. In addition, the one time Activation Fee and Health Buddy Lease Fee specified in Section 3.7 shall not be subject to the [*]% revenue share for the purposes of this Section 8.1.

8.2 If during the term hereof, any individuals who are patients of HEALTH HERO customers wish to receive a PERS BUDDY instead of a Health Buddy, or are using a Health Buddy and receive a PERS BUDDY to replace such Health Buddy, then HEALTH HERO, acting as AMAC's agent, shall procure for such HEALTH HERO customers the PERS Services to be provided by AMAC as requested by such HEALTH HERO customers. HEALTH HERO agrees to pay and shall pay AMAC [*] percent ([*]%) of the gross revenues received by HEALTH HERO from its customers for procuring the PERS Services; provided, however, that in no event shall AMAC receive less than [*] dollars ($[*]) per patient per month. AMAC shall not refund any amounts received from HEALTH HERO hereunder if a determination is

                                  CONFIDENTIAL


made regarding the retroactive ineligibility of a patient. The one time Activation Fee and PERS BUDDY Lease Fee specified in Section 3.8 shall not be subject to the [*]% revenue share for the purposes of this Section 8.2.

8.3 Each party shall, by or before the 15th day of each month pay to the other party the amounts due to such party under Sections 3.7, 8.1 and 8.2 (in the case of amounts owed under Sections 8.1 and 8.2, along with supporting documentation reasonably satisfactory to the party to whom such amounts are owed); provided, however, that no payment shall be due less than thirty (30) days after invoice. In the event of late payment by a party, such party shall pay to the other party, interest on any past due amounts at a rate of the prime rate as stated in the Wall Street Journal, New York edition, on the date such payment is due plus two percent (2%) until such amounts (including interest) are paid in full. The acceptance of late payment by a party shall not act as a waiver of any rights by such party may have hereunder due to a breach by the other party relating to late payment.

8.4 In the event and to the extent HEALTH HERO is assessed state or local sales, use or property taxes by any governmental authority or agency arising out of the placement or use of a Health Buddy or a PERS BUDDY hereunder by or on behalf of AMAC and/or a Health Buddy User or a PERS BUDDY User, HEALTH HERO shall have the right to charge AMAC for such taxes. In the event and to the extent AMAC is assessed state or local sales, use or property taxes by any governmental authority or agency arising out of the placement or use of a PERS BUDDY hereunder by or on behalf of HEALTH HERO, AMAC shall have the right to charge HEALTH HERO for such taxes.

8.5 Each party will keep accurate and complete records to enable the other party to verify the payments due and owing hereunder. Each party shall have the right, upon reasonable advance notice to the other party to audit such records during regular business hours. Such records will be preserved for at least two
(2) years. Neither party shall conduct such audits hereunder more frequently than annually. All information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, will be deemed confidential to the party being audited and subject to Section 12 of this Agreement. The party conducting the audit will be responsible for the cost of an audit, unless such audit reveals a discrepancy of more than 5% in amounts due and owing to the auditing party and amounts actually paid, in which case the party being audited will pay the costs of such audit.

                                  CONFIDENTIAL


9.     WARRANTY

9.1 (a) Subject to the conditions and limitations on liability set forth herein, HEALTH HERO warrants that during the term, each Health Buddy unit furnished hereunder will be free from defects in materials and workmanship. If AMAC notifies HEALTH HERO Customer Service of any such defect, and HEALTH HERO Customer Service authorizes the return of the Health Buddy unit, HEALTH HERO shall arrange for the return of such defective unit at HEALTH HERO's expense, and HEALTH HERO shall replace the unit, at no charge to AMAC, within two (2) working days after HEALTH HERO Customer Service has authorized such return. Subject to HEALTH HERO'S obligations under Section 15, the foregoing is AMAC's sole and exclusive remedy, and HEALTH HERO's sole and exclusive liability, for any breach of the foregoing warranty by HEALTH HERO. The foregoing warranty shall not apply if a Health Buddy unit has been connected to a device or appliance other than as contemplated in the Health Buddy Set Up Guide, or has been modified, misused, neglected, improperly installed, repaired, altered or damaged, except that any modifications to the Health Buddy made by HEALTH HERO under Section 2.2 and any Future Applications developed by HEALTH HERO under
Section 2.4(b) shall not be deemed to render inapplicable the foregoing warranty.

(b) Subject to the conditions and limitations on liability set forth herein, AMAC warrants that during the term, each PERS BUDDY unit furnished hereunder will be free from defects in materials and workmanship. If HEALTH HERO notifies AMAC Customer Service of any such defect, and AMAC Customer Service authorizes the return of the PERS BUDDY unit, AMAC shall arrange for the return of such defective unit at AMAC's expense, and AMAC shall replace the unit, at no charge to HEALTH HERO, within two (2) working days after AMAC Customer Service has authorized such return. Subject to AMAC'S obligations under Section 15, the foregoing is HEALTH HERO's sole and exclusive remedy, and AMAC's sole and exclusive liability, for any breach of the foregoing warranty by AMAC. The foregoing warranty shall not apply if a PERS BUDDY unit has been connected to a device or appliance other than as contemplated in the PERS BUDDY Set Up Guide, or has been modified, misused, neglected, improperly installed, repaired, altered or damaged except that any Future Applications developed by a third party developer under Section 2.4(b) and any AMAC Applications shall not be deemed to render inapplicable the foregoing warranty. It is understood that AMAC may charge HEALTH HERO for any circuit boards (subject to an acceptable failure rate of 2% per delivery of circuit boards) AMAC needs to swap out in performing its warranty service and that HEALTH HERO will reimburse AMAC or provide a credit for any such defective circuit boards.

9.2    EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED FOR IN SECTIONS 2.3, 2.7,
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

                                  CONFIDENTIAL


OR CARE MANAGEMENT SERVICES OR PERS SERVICES OR HH SERVICES) PROVIDED BY OR ON BEHALF OF SUCH PARTY AND/OR ANY OTHER PERSON OR BUSINESS ENTITY.

10.    LIMITATION OF LIABILITY

10.1 Except with respect to the parties' respective obligations under Section 15 and except with respect to Sections 2.4(b), 2.5(a), 2.5(b), and 5.5(b), neither party shall be responsible or liable to the other party in any event for any indirect, incidental, consequential, special or exemplary damages or penalties (including without limitation, damages resulting from interruption or loss of business, interruption or loss of use, loss of profits or other economic loss) arising out of the use of or inability to use any of the parties' respective products, services or technology (including any software, firmware and hardware), even if a party had or should have had any knowledge, actual or constructive, of the possibility of such damages.

10.2 Other than as expressly provided for in this Agreement, neither party shall have any maintenance or technical support obligations whatsoever.

10.3 The limitations of liability and exclusions of losses and damages set forth herein are fundamental elements of the basis of the bargain between HEALTH HERO and AMAC, and this Agreement would not be entered into without such limitations and exclusions.

10.4 The limitations of liability and exclusions of losses and damages herein shall apply whether a claim is based on breach of contract, breach of warranty, tort (including negligence), product liability, strict liability or otherwise, and notwithstanding any failure of essential purpose of any limited remedy herein.

10.5 Except with respect to the parties' respective obligations under Section 15, to the extent permitted by law, in no event shall either party's liability to the other party for any reason or cause whatsoever, and regardless of the form of action, exceed $[*] in the aggregate, and each party hereby waives recovery of any damages in excess of such amount for any reason or cause whatsoever. Neither party shall be responsible or liable to the other for punitive damages.

11.    OWNERSHIP

11.1 AMAC acknowledges HEALTH HERO will at all times exclusively own and retain all right, title and interest in and to all Documentation, the HH Service (including without limitation the Health Buddy, Patient Interfaces, Care Management and Disease Management Interfaces, the Health Hero iCare Desktop and the HH Applications), Health Buddy Technology (including any derivatives thereof) and all intellectual property rights related thereto. For purposes hereof, Health Buddy Technology includes but is not limited to all of the items which HEALTH HERO develops or makes available or accessible to AMAC in connection with the development and manufacture of the PERS BUDDY hereunder (including without limitation the development work and technical assistance provided under Section 2.4 and Attachment III(B)), but shall not include AMAC Applications or those Future Applications that are not HH Future Applications as defined in Section 11.4.

11.2 AMAC further acknowledges that all Documentation and other information or materials in whatever form provided or made accessible by HEALTH HERO to AMAC hereunder shall be and remain at all times the exclusive property of HEALTH HERO and shall be treated as Confidential Information of HEALTH HERO. Other than as expressly provided for in this Agreement, no license or other right is granted to AMAC with respect to Health Buddy Technology or the HH Service or any intellectual property rights of HEALTH HERO or implied hereby. AMAC may not use any Health Buddy Technology, Documentation or other HEALTH HERO Confidential Information in applying for any patents or securing any other intellectual property rights.

                                  CONFIDENTIAL


11.3 Both parties shall have the right to use, reproduce and distribute non-patient-identifiable data generated by the PERS BUDDY, the PERS Service and the HH Service pursuant to this Agreement.

11.4 HEALTH HERO acknowledges that AMAC will at all times exclusively own and retain all rights, title and interest in and to any aspect of the PERS Services, PERS Technology, any AMAC Applications developed by or on behalf of AMAC pursuant to Section 2.5, and any Future Applications developed by or on behalf of AMAC pursuant to Section 2.4(b) but only to the extent such Future Applications do not constitute changes to the HH Service, any HH Applications, or Health Buddy Technology (including without limitation any modifications to HEALTH HERO specifications or source code). To the extent any Future Applications (whether such Future Applications are developed by HEALTH HERO or by or on behalf of AMAC by a third party developer) constitute changes to the HH Service, any HH Applications, or Health Buddy Technology (including without limitation any modifications to HEALTH HERO specifications or source code), such Future Applications shall be exclusively owned by HEALTH HERO and referred to herein as "HH Future Applications". HEALTH HERO further acknowledges that any and all information and materials in whatever form provided or made accessible by AMAC to HEALTH HERO hereunder shall be and remain at all times the exclusive property of AMAC and shall be treated as Confidential Information of AMAC under
Section 12, and under the parties' Confidentiality Agreement referred to in
Section 12. Other than as expressly provided for in this Agreement, no license or other right is granted to HEALTH HERO with respect to any technology or intellectual property of AMAC.

12.    CONFIDENTIALITY

12.1 The Parties entered into a mutual Confidentiality Agreement dated March 13, 2000. The Parties agree that the terms of such mutual Confidentiality Agreement shall apply with respect to this Agreement, except that such mutual Confidentiality Agreement shall continue in full force and effect during the term hereof and for a period of five (5) years after the expiration or termination of this Agreement for any reason. In addition to the foregoing, each party's confidentiality obligations shall also include compliance with applicable federal, state and local laws and regulations regarding confidentiality of medical records and other patient information, including without limitation, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the HCFA Internet Security Policy issued on November 24, 1998. The parties further agree that the terms of this Agreement are subject to the terms of the mutual Confidentiality Agreement.

12.2 Each party shall use the other party's Confidential Information solely for the purposes of performing its obligations under this Agreement.

12.3 Each party shall limit access to the other party's Confidential Information to those of its employees, customers and Authorized Users having a need to know such information. Each party shall ensure that each person having access to the other party's Confidential Information has signed an agreement under which such person is obligated to maintain the other party's Confidential Information under terms and conditions substantially similar to those provided for herein. Each party shall inform each such person of the confidential nature of the other party's Confidential Information, and shall take all necessary steps to ensure that such persons understand and do not violate the terms of this Agreement. Each party shall further ensure that each person having access to medical records and other patient information, including such party's employees, customers and Authorized Users, shall also comply with applicable federal, state and local laws and regulations regarding confidentiality of medical records and other patient information. AMAC shall require its employees, customers and Authorized Users to keep the HH Service assigned user code and their passwords confidential. Each party shall notify the other

                                  CONFIDENTIAL


party immediately of any breach of this Section 12.3 or unauthorized use of the assigned user code or any password.
12.4 AMAC may not remove any proprietary or other legend or restrictive notice (including copyright notices) contained or included in any portion of the HH Service, Documentation or other materials provided by HEALTH HERO, and AMAC may not reproduce or copy same except as specifically authorized herein. HEALTH HERO may not remove any proprietary legend or restrictive notice (including copyright notices) contained or included in any portion of the PERS Services, or documentation or materials provided by AMAC and HEALTH HERO may not reproduce or copy same, except as specifically authorized herein.

12.5 Upon termination of this Agreement, or at the request of the discloser, the recipient shall promptly return to the discloser or destroy all of the Confidential Information of the discloser, and all embodiments thereof then in the recipient's custody, control or possession (except for one (1) copy thereof which the recipient may retain in its legal files solely for the purposes of monitoring its ongoing obligations hereunder), and shall deliver within five (5) days after such request a written statement to the discloser certifying to such action.

12.6 The Parties acknowledge that a breach of the provisions of this Section 12 may cause irreparable harm to the non-breaching party which cannot be redressed solely by monetary damages, and as such, agree that injunctive relief shall be available to prevent any breach or threatened breach of the provisions of this Section 12.

13.    TERM AND TERMINATION

13.1 The term of this Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years (the "Initial Term"), at which time this Agreement shall automatically renew for successive [*] year terms unless a party notifies the other party in writing of its intention not to renew no less than ninety (90) days before the expiration of the then-current term. Notwithstanding the foregoing, HEALTH HERO may not refuse to renew this Agreement at the end of the Initial Term under this Section 13.1 if [*] or more PERS BUDDY Users and/or HEALTH BUDDY Users (which Health Buddy Users are a result of AMAC's direct sales) are using the PERS BUDDY and/or the Health Buddy 90 days before the end of the Initial Term. If [*] or more PERS BUDDY Users and/or HEALTH BUDDY Users (which Health Buddy Users are a result of AMAC's direct sales) are using the PERS BUDDY and/or the Health Buddy 90 days before the end of the first renewal term, this Agreement shall automatically be extended for an additional [*] year period. The parties may agree in writing prior to the end of the Initial Term to extend the Initial Term of the Agreement.

13.2 This Agreement may be terminated by either party upon 30 days written notice to the other party if there is a material breach by the other party, and the other party fails to remedy such breach within such 30 day period. Either party may terminate this Agreement immediately upon written notice to the other party if the other party commits a material breach of its obligations under
Section 12.

13.3 Either party may terminate this Agreement immediately upon written notice to the other if the other party ceases conducting business as a going concern, becomes insolvent, makes a general assignment for the benefit of creditors, has a receiver appointed for its business or assets, or is subject of voluntary or involuntary bankruptcy proceedings.

13.4 Except to the limited extent expressly provided for herein, upon termination of this Agreement, the licenses granted hereunder to AMAC will terminate and revert in their entirety to HEALTH HERO, and AMAC will have no residual rights with respect thereto, and the licenses granted hereunder to

                                  CONFIDENTIAL


HEALTH HERO will terminate and revert in their entirety to AMAC, and HEALTH HERO will have no residual rights with respect thereto. Except as otherwise expressly provided for in Section 6.1(b), all outstanding invoices, fees and other charges shall automatically become due and payable upon the effective date of termination. Notwithstanding the foregoing, following such termination, AMAC shall be able to continue to exercise its rights under this Agreement solely for the purpose of continuing to meet its contractual obligations to its customers for a period not to exceed one (1) year following such termination, provided AMAC meets its payment obligations to HEALTH HERO during such one (1) year period. At the end of such one (1) year period, AMAC shall cause Authorized Users, Health Buddy Users and PERS BUDDY Users to cease using the HH Service.


13.5 Termination by a party shall not be an exclusive remedy and all other remedies will be available to such party, in equity and at law, whether or not this Agreement is terminated by such party. Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior thereto, and the rights and duties under Sections 2.4(b), 2.5(a), 2.5(b), 2.7, 4.2, 7.5, 7.6, 8.3, 8.4, 8.5, 9.2, 10, 11, 12, 13.4, 13.5, 14, 15, 16,
17.2, 17.3, and 17.7 shall survive the expiration or termination of this Agreement for any reason. Notwithstanding the foregoing, a termination pursuant to Section 6.1(b) shall be governed solely by the provisions of that Section.

14.    PUBLICITY

14.1 Neither party shall issue any press release or make any other public statement concerning this Agreement except with the prior written approval of the other party (not to be unreasonably withheld or delayed) or to the extent required by law (but in such event only after reviewing such proposed communication with the other party prior to its disclosure). Notwithstanding the last section of Section 12.1, to the extent a party is required by law to disclose the terms of this Agreement (including any Attachment or Exhibit hereto) such party may do so provided such party reviews such required disclosure with the other party prior to its disclosure and seeks to obtain confidential treatment thereof to the extent requested by such other party.

15.    INDEMNIFICATION AND INSURANCE

15.1 (a) AMAC shall defend, indemnify and hold harmless HEALTH HERO and its affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any third party liability, loss, claim, damage, cost or expense (including as a result of personal injury, death or property damage) and including without limitation litigation-related costs and attorneys' fees, regardless of outcome (collectively, "Liabilities"), arising out of (i) the marketing, distribution, sale and use of the Health Buddy, the PERS BUDDY or any Future Application or AMAC Application, (ii) the manufacture of the PERS BUDDY, (iii) the use of any independent communications network developed by or on behalf of AMAC, (iv) the performance or non-performance of the installation, maintenance and servicing of the Health Buddy or the PERS BUDDY by or on behalf of AMAC, (v) any use of the HH Service by an Authorized User and the provision of any other services by or on behalf of AMAC or a CM/DM (including without limitation, disease management, care management and/or the PERS Services), or (vi) AMAC's breach of this Agreement (including breach of any warranty), negligence, willful misconduct or violation of law or regulation. AMAC's obligation to defend, indemnify and hold harmless HEALTH HERO shall not apply to the extent any Liabilities arise from: (1) the negligence or willful misconduct on the part of HEALTH HERO, (2) the breach of this Agreement by HEALTH HERO, (3) violation of law or regulation by HEALTH HERO, (4) the manufacture of Health Buddy units, (5) the software and firmware developed by HEALTH HERO under this Agreement for the PERS BUDDY not functioning in accordance with the product specifications set forth in Attachment III (B) in all material respects, or (6)

                                  CONFIDENTIAL


HEALTH HERO'S communication network does not meet in all material respects the network performance levels to be set forth in Attachment III(B).

       (b) AMAC shall defend, indemnify and hold harmless HEALTH HERO and its officers, directors, employees, agents, successors and assigns from and against any Liabilities brought by or on behalf of third parties to the extent arising out of (i) AMAC'S breach of Section 7.8(b) of this Agreement, and (ii) any infringement or alleged infringement of any proprietary or intellectual property rights of any third party brought in connection with HEALTH HERO's exercise of the licenses and rights granted to it by AMAC, irrespective of the timing of any such claim or AMAC's knowledge of such infringement or alleged infringement. AMAC's obligation to defend, indemnify and hold harmless HEALTH HERO shall not apply to the extent any such Liabilities arise from: (i) HEALTH HERO's use of any PERS Technology, or the PERS Services other than as contemplated under this Agreement, or HEALTH HERO's exercise of the licenses and rights granted to it by AMAC hereunder other than in accordance with this Agreement, (ii) HEALTH HERO's use of any PERS Technology in combination with other products (except AMAC's products as contemplated under this Agreement), (iii) HEALTH HERO's modification of any hardware, software or firmware alleged to be infringing, or (iv) HEALTH HERO's continued use of the allegedly infringing item(s) after AMAC notifies HEALTH HERO of an allegation of infringement and requests HEALTH HERO to cease use of the infringing item(s).

15.2 (a) HEALTH HERO shall defend, indemnify and hold harmless AMAC and its officers, directors, employees, agents, successors and assigns from and against any Liabilities brought by or on behalf of Health Buddy Users or PERS BUDDY Users arising out of HEALTH HERO'S breach of this Agreement (including breach of any warranty), negligence, willful misconduct, violation of law or regulation, or the manufacture of Health Buddy units. HEALTH HERO's obligation to defend, indemnify and hold harmless AMAC shall not apply to the extent any such Liabilities arise from: (1) any negligence or willful misconduct on the part of AMAC, (2) breach of this Agreement by AMAC, (3) violation of law or regulation by AMAC, (4) the marketing, distribution or sale of a Health Buddy by or on behalf of AMAC or use of a Health Buddy by a Health Buddy User except to the extent such Liability arises out of the manufacture of the Health Buddy, (5) the manufacture, marketing, distribution, sale or use of a PERS BUDDY, (6) the installation, maintenance or servicing of a Health Buddy or a PERS BUDDY by or on behalf of AMAC, except to the extent such Liability arises out of the manufacture of the Health Buddy, (7) AMAC's and/or any Authorized User's use of the HH Service or the provision of any other services (including disease management, care management and/or the PERS Services) by or on behalf of AMAC or a CM/DM, or (8) the marketing, distribution sale or use of any Future Application or AMAC Application or the use of any independent communications network developed by or on behalf of AMAC, except to the extent, in all cases mentioned in subsections (1) - (8) above, such Liability arises out of the manufacture of the Health Buddy, the software and firmware developed by HEALTH HERO under this Agreement for the PERS BUDDY not functioning in accordance with the product specifications set forth in Attachment III (B) in all material respects, or HEALTH HERO'S communication network does not meet in all material respects the network performance levels to be set forth in Attachment III(B).

(b) HEALTH HERO shall defend, indemnify and hold harmless AMAC and its officers, directors, employees, agents, successors and assigns from and against any Liabilities brought by or on behalf of third parties to the extent arising out of (i) HEALTH HERO'S breach of Section 7.8(a) of this Agreement and (ii) any infringement or alleged infringement of any proprietary or intellectual property rights of any third party brought in connection with AMAC's exercise of the licenses and rights granted to it by HEALTH HERO, irrespective of the timing of any such claim or HEALTH HERO's knowledge of such infringement or alleged infringement. HEALTH HERO's obligation to defend, indemnify and hold harmless AMAC shall not apply to the extent any such Liabilities arise from: (i) AMAC's use of any

                                  CONFIDENTIAL


Health Buddy Technology, HH Applications or the HH Service other than as contemplated under this Agreement, or AMAC's exercise of the licenses and rights granted to it by HEALTH HERO hereunder other than in accordance with this Agreement, (ii) AMAC's use of any Health Buddy Technology in combination with other products (except HEALTH HERO's products as contemplated under this Agreement), (iii) AMAC's modification of any hardware, software or firmware alleged to be infringing, or (iv) AMAC's continued use of the allegedly infringing item(s) after HEALTH HERO notifies AMAC of an allegation of infringement and requests AMAC to cease use of the infringing item(s).

15.3   A party's defend, indemnify and hold harmless obligations under this
Section 15 shall be conditioned upon: (a) the party seeking indemnification (the "Indemnified Party") promptly notifying the other party (the "Indemnifying Party") in writing of any claim, suit, action or proceeding that could result in Liabilities for which indemnification under this Section 15 might be sought, (b) the Indemnifying Party having sole control over the investigation, defense and settlement of any such claim, suit, action or proceeding including the right to select counsel, (c) the Indemnified Party fully cooperating with the Indemnifying Party and its legal representatives in the investigation and defense of any such claim, suit, action or proceeding, and (d) the Indemnified Party not making any admission or entering any settlement or agreement with any person or party who is in any manner related to such claim, suit, action or proceeding without the prior written consent of the Indemnifying Party.

15.4 During the term of this Agreement and for 5 years after its termination, each party shall maintain the following insurance coverage in amounts no less than that specified for each of the following types: (a) General Commercial Liability, providing coverage for bodily injury or death and with limits of not less than $1,000,000 per occurrence, $1,000,000 in the aggregate and $4,000,000 excess of underlying, and (b) Products and Professional Liability and Errors and Omissions policies, each providing coverage for bodily injury or death and with limits of not less than $1,000,000 per occurrence, $1,000,000 in the aggregate and $4,000,000 excess of underlying. Each party's insurer shall be rated by Best as "AVI" or better. The foregoing coverages shall include the other party and its officers, directors and employees as additional named insureds with respect to general liability Each party shall provide the other party with evidence of such insurance coverages and will provide to the other party no less than 30 days prior written notice of any cancellation or material change in such insurance coverages.

15.5 The exclusions of damages and limitation of liability set forth in Sections 10.1 and 10.5 shall not apply with respect to each party's obligation to defend, indemnify and hold harmless under this Section 15.

16.    DISCLAIMERS

16.1 AMAC acknowledges and agrees that the HH Service shall not replace the professional medical judgment of a Health Buddy User's or a PERS BUDDY User's health care provider and that HEALTH HERO is not engaged in any activity that could be deemed to be the practice of medicine. Accordingly, HEALTH HERO shall have no responsibilities, obligations or liabilities with respect to any medical or other health-related decisions or advice that are made or given as a result of the use of the Health Buddy, the PERS BUDDY, the PERS Service or the HH Service.

16.2 Except as otherwise expressly provided for in this Agreement, HEALTH HERO shall have no responsibility for and shall assume no liability for the selection, development, modification, use or inability to use any survey, content libraries, content programs, algorithms, or scripting in any HH Application or Future Application. Except as otherwise expressly provided for in this Agreement, AMAC expressly understands and agrees that the use of any survey, algorithms, content libraries, content programs, or scripting in any HH Application or Future Application is at its own risk. Accordingly, except as otherwise expressly provided for in this Agreement, HEALTH HERO shall have no liability

                                  CONFIDENTIAL


whatsoever for any survey, algorithms, content libraries, content programs, or scripting in any HH Application or Future Application and AMAC hereby releases HEALTH HERO from any such liability and waives any claims (whether known or unknown) that AMAC may have with respect to the selection, development, modification, use or inability to use any survey, algorithms, content libraries, content programs, or scripting in any HH Application or Future Application.

17.    MISCELLANEOUS

17.1 COMPLIANCE WITH LAWS. Each party agrees to comply with all applicable federal, state and local laws and regulations in performing its obligations hereunder and in providing its respective products and services, including without limitation, export control laws and regulations and laws and regulations applicable to the security, privacy and confidentiality of medical records and other patient information.

17.2 GOVERNING LAW. This Agreement shall be treated as though it were executed and performed in the State of California and shall be construed in accordance with and governed by the laws of the State of California (other than those laws which would defer to the substantive laws of another jurisdiction) and the United States, including United States copyright laws.

17.3 DISPUTE RESOLUTION. (a) Both parties agree, if any dispute arises between them that they are not able to resolve through good faith negotiation, that such a dispute shall be settled by final and binding arbitration, and not by any other means. Such arbitration process shall be in accordance with the commercial rules of the American Arbitration Association then in effect. The arbitration shall apply the laws of the State of California and shall be held in New York City, and the parties accept exclusive jurisdiction with respect to such disputes in New York City; provided, however, that any application for injunctive relief or specific performance may be made in any federal or state court of competent jurisdiction. Any judgment awarded by the arbitrators may be entered in any court having jurisdiction thereof.

       (b) With respect to HEALTH HERO exercising the right to invoke arbitration under Section 17.3(b), the following shall apply: Such arbitration process shall be in accordance with the commercial rules of the American Arbitration Association then in effect. The parties shall agree upon and appoint a single arbitrator, who shall be an engineer with expertise in the area of engineering which is the subject matter of the parties' dispute, which expertise may include hardware, software, web technologies, networking architectures and embedded systems. The arbitrator shall be charged with determining whether an AMAC request with respect to a particular Future Application is unreasonable and/or not feasible for technical or development schedule reasons. The arbitrator shall apply the laws of the State of California and shall be held in New York City, and the parties accept exclusive jurisdiction with respect to such disputes in New York City; provided, however, that any application for injunctive relief or specific performance may be made in any federal or state court of competent jurisdiction. Any judgment awarded by the arbitrator may be entered in any court having jurisdiction thereof.

17.4 ASSIGNMENT. Neither this Agreement or any right or license under this Agreement, may be sublicensed, assigned, or otherwise transferred by either party without the prior written consent of the other party, except that a party shall have the right to assign this Agreement in whole or in part, to any affiliate or successor of such party, or to any third party acquiring all or substantially all of the assets or business of such party, without the consent of the other party. An "affiliate" of a party means a corporation or other business entity that directly or indirectly controls, is controlled by or is under common control with such party. This Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of AMAC and HEALTH HERO.

                                  CONFIDENTIAL


17.5 SEVERABILITY. If any provision, in part or whole, of this Agreement is or becomes illegal, unenforceable, or invalidated, by operation of law or otherwise, that provision or part shall to that extent be deemed omitted, and the remainder of this Agreement shall remain in full force and effect.

17.6 WAIVER. Any waiver by either party of any condition, term, part or provision of this Agreement shall not be construed as a waiver of any other condition, term, part or provision of this Agreement, nor will the waiver be construed as a waiver of such condition, term, part or provision in any future event or circumstance.

17.7 EQUITABLE RELIEF. The parties recognize that a party's breach of its obligations hereunder could irreparably harm the other party, and that the non-breaching party is thereby entitled to seek equitable relief (including without limitation injunctions) without posting bond with respect to any such breach or potential breach by the other party in addition to its other rights and remedies at law or in equity.

17.8 INDEPENDENT CONTRACTOR. Each party's relationship with the other party is that of an independent contractor, and not that of an agent, joint venture or partner of the other party, except that for the purposes hereof, (a) any CM/DM that AMAC authorizes to use the HEALTH HERO iCare Desktop shall be deemed the agent of AMAC, and (b) HEALTH HERO shall be deemed the agent of AMAC in promoting the PERS BUDDY and/or PERS Services to any HEALTH HERO customers, or to the extent any HEALTH HERO customers use any PERS Services with a PERS BUDDY. Neither party nor its agents and employees are the representatives of the other party for any purpose and will not have, and will not represent that they have, any right or authority to bind the other party or to assume or create any obligation, express or implied, on behalf of the other party for any purpose whatsoever.

17.9 NOTICES. All notices to be given by either party to the other under this Agreement shall be sent by prepaid certified mail, return receipt requested, or delivered by courier service, to the recipient party's address appearing above. Notice deposited by certified mail shall be deemed received on the third day following deposit in the mail. Notice delivered by courier service shall be deemed received on the second day following sending.

17.10 FORCE MAJEURE. Neither party shall be liable to the other party, nor shall the other party have the right to terminate this Agreement, for a party's delay or failure to perform any of its obligations hereunder (excluding payment obligations) during any period in which its performance is delayed or prevented by circumstances beyond its reasonable control.

17.11 ENTIRE AGREEMENT. This Agreement and the Attachments and Exhibits hereto constitute the complete and exclusive statement of the Agreement between AMAC and HEALTH HERO regarding the Health Buddy, the PERS BUDDY, the PERS Services and the HH Service, and supersede any proposal or prior or contemporaneous agreement, representations, warranties, understandings and any negotiations or other communications, written or oral, between the parties relating to the subject matter of this Agreement, including without limitation the non-binding Memorandum of Understanding between the parties dated April 25, 2001 but excluding the mutual Confidentiality Agreement referred to in Section 12.1. This Agreement and any Attachment or Exhibit hereto can only be modified by a writing signed by the authorized representatives of AMAC and HEALTH HERO.

17.12 EXPENSES. Neither party shall incur any costs or expenses of any kind on behalf of the other party, or otherwise bind or commit the other party, in carrying out its responsibilities under this Agreement.

17.13 SOURCE CODE ESCROW. With respect to source code for the Software defined in Section 17.13 below, the parties agree as follows:

                                  CONFIDENTIAL


(a) For the purposes of this Section 17.13, "Software" means that software which is part of the standard commercial Health Hero(R) iCare Desktop(TM) reference platform which is made available generally to HEALTH HERO'S customers including any customizations thereto that have been specifically developed by HEALTH HERO for AMAC, [*], any source programs, library modules and other libraries needed to compile and/or assemble such source code into usable, executable files, but excluding any: (i) third party software that has not been developed by or on behalf of HEALTH HERO ("Third Party Software"), and (ii) software that has been developed by or on behalf of HEALTH HERO specifically for a third party customer or licensee. HEALTH HERO agrees that upon the release of source code from escrow hereunder, it shall identify for AMAC any such Third Party Software. Such identification will also indicate availability (commercial, private third party or through HEALTH HERO) of such Third Party Software. In the event that such Third Party Software is not commercially available to AMAC, HEALTH HERO will use reasonable good faith efforts to assist AMAC in acquiring such Third Party Software, or a license to such Third Party Software.

(b) Upon AMAC's written request, but no sooner than 30 days after the Effective Date, HEALTH HERO shall, for the duration of the term of the Agreement, place into escrow copies of the source code for such Software and documentation pertaining to the portions of the Software being released under this Section
17.13 which may include a Bill of Materials, Technical Specification(s), and Health Hero Standard Operating Procedures for building, deploying and monitoring such Software ("Escrowed Documentation") and advise AMAC of the identity of the escrow agent (which agent may be HEALTH HERO'S outside intellectual property counsel). HEALTH HERO shall cause such escrow agent to provide AMAC with its written undertaking to deliver to AMAC, a copy of the updated and released source code for such Software and a copy of the Escrowed Documentation in the event HEALTH HERO is liquidated, dissolved, ceases to do business, or is adjudged to be in Chapter 7 bankruptcy (an "Insolvency Event") and is, thereby, unable to support such Software for AMAC under the terms of this Agreement. HEALTH HERO shall also cause such escrow agent to provide AMAC with its written undertaking to deliver to AMAC, a copy of the updated and released source code for Software pursuant to HEALTH HERO's refusal to provide the source code to Software necessary for a third party developer to develop the Future Application to the extent required under Section 2.4(b). HEALTH HERO shall also cause such escrow agent to provide AMAC with its written undertaking to deliver to AMAC, a copy of the updated and released source code for Software if HEALTH HERO fails to meet its obligation under Section 2.4(a) to maintain the software, firmware, hardware, and network deliverables outlined in Attachment III(B), such failure causes a Catastrophic Event, and HEALTH HERO fails to meet its obligation under
Section 2.4(a) to maintain the software, firmware, hardware, and network deliverables outlined in Attachment III(B) within [*] days after AMAC's written notice thereof. If any source code is released to AMAC hereunder other than as a result of an Insolvency Event, the delivery mechanism by which such source code will be released to AMAC or AMAC's third party developer (as the case may be) will be determined by the parties at the time of its release. HEALTH HERO'S obligations under this Section 17.13 shall apply only if AMAC is and remains current in its payment to HEALTH HERO of all of the amounts due and owing to HEALTH HERO under this Agreement and AMAC is not in breach of any of its obligations under this Agreement. The updated and released source code for the Software to be escrowed by HEALTH HERO hereunder shall be those existing for the then-current commercially released versions of the generally available Software. After the third anniversary of the Effective Date, HEALTH HERO'S obligations under this Section 17.13 shall apply only if (i) AMAC is and remains current in its payment to HEALTH HERO of all of the amounts due and owing to HEALTH HERO under this Agreement and (ii) no fewer than [*] PERS BUDDY Users and/or HEALTH BUDDY Users (which Health Buddy Users are a result of AMAC's direct sales) have been activated and are using the PERS

                                  CONFIDENTIAL


BUDDY and the Health Buddy. Upon the release of source code for any or all of the Software under this Agreement, HEALTH HERO'S obligations under Section 2.4(a) shall cease.
(c) Notwithstanding anything to the contrary, HEALTH HERO or its successor(s) shall at all times retain exclusive ownership of source code. The delivery of source code to AMAC from escrow shall be solely for the purpose of enabling AMAC to use and support the Software in the manner permitted by this Agreement as if HEALTH HERO had not liquidated, dissolved, ceased to do business or been adjudged to be in Chapter 7 bankruptcy. Accordingly, nothing in this Section
17.13 or the delivery of source code to AMAC from escrow shall be deemed to expand AMAC's license or use rights hereunder, or grant AMAC any right to disclose, re-distribute, prepare derivative works of or do anything else with the Software not already expressly permitted herein. With respect to any source code released to AMAC hereunder, AMAC shall only receive a limited, nonexclusive, nontransferable, nonsublicensable and nonassignable license to use such source code for a period of time equal to the unexpired term of this Agreement, and solely to internally support (i.e. maintain and/or repair) the Software for the purpose of using the HH Service under this Agreement in accordance with its terms and conditions, and not for distribution, transfer, sale, lease or for any other purpose whatsoever. HEALTH HERO shall not be obligated to provide any support for any Software whose source code is modified by AMAC.
(d) ANY SOURCE CODE PROVIDED HEREUNDER SHALL BE THE THEN-CURRENT COMMERCIALLY RELEASED VERSIONS OF THE GENERALLY AVAILABLE SOFTWARE AND SHALL BE PROVIDED "AS IS" AND HEALTH HERO DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. Upon receipt of the source code, AMAC agrees to use its highest standard of care in protecting the confidentiality of the source code, and shall permit access to the source code only to persons that have a need for the source code under this Section 17.13 and who have agreed in writing to treat it as confidential. Upon expiration or termination of this Agreement for any reason, the limited license granted herein shall cease and all of the rights granted herein shall automatically revert in their entirety to HEALTH HERO (or its successor in interest as to the Software as the case may be), AMAC shall retain no rights with respect thereto, and AMAC shall return the source code and all copies thereof, in whatever form, to HEALTH HERO (or its successor in interest as to the Software as the case may be).
(e) The parties shall negotiate in good faith and enter into a Source Code Escrow Agreement consistent with terms and conditions set forth herein within 30 days after the Effective Date.

17.14 REGULATORY REQUIREMENTS. Certain regulatory requirements (including those under the Food, Drug and Cosmetic Act, 21 CFR Part 11, HIPAA and HCFA) relating to the development, manufacture and commercialization of the PERS BUDDY shall be set forth in Attachment III(B) hereto.

17.15 NON-SOLICITATION. Because of the trade secret subject matter of each party's business, each party agrees that it will not solicit the services of any of the employees of the other party during the term of this Agreement.

17.16 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original, but which together will constitute one and the same instrument.

                                  CONFIDENTIAL


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below by their duly authorized officers.


      HEALTH HERO NETWORK, INC.              AMERICAN MEDICAL ALERT CORPORATION

By:    /s/                                     By: /s/
       ---------------------------                 -----------------------------

Print Name: ----------------------             Print Name:----------------------


Title: ---------------------------             Title: --------------------------

Date:  ---------------------------             Date:  --------------------------


NOTE: ONCE THIS AGREEMENT HAS BEEN SIGNED ON BEHALF OF AMAC, PLEASE HAVE ONE FULLY SIGNED ORIGINAL RETURNED TO HEALTH HERO BY FEDERAL EXPRESS IN THE ENCLOSED RETURN ENVELOPE, OR MAIL OR DELIVER BY HAND TO THE ATTENTION OF MS. PAULA KASLER, CORPORATE COUNSEL, HEALTH HERO NETWORK, INC., 2570 WEST EL CAMINO REAL, SUITE 111, MOUNTAIN VIEW, CA 94040.

                                  CONFIDENTIAL


                                  ATTACHMENT I

                                   DEFINITIONS

PERS: An electronic apparatus comprising (i) a Transmitter and a Console or (ii) a Console only, for enabling a subscriber to summon help in an emergency using two way (talk/listen) voice communication between the individual and monitoring personnel at an Emergency Response Center ("ERC").

TRANSMITTER/ACTIVATOR: A small, portable, lightweight, battery-powered apparatus that is worn or carried by a subscriber and transmits a signal to a Console ("Help Signal") when the subscriber presses a help button on the apparatus.

CONSOLE: An apparatus which, after receiving a Help Signal from a Transmitter/Activator, or by itself transmits a Help Signal to an ERC, automatically establishes two way voice communications between a subscriber and monitoring personnel at an ERC.

EMERGENCY RESPONSE CENTER (ERC): A 24-hour call center staffed by attendants who respond to emergency calls generated by a PERS and who communicate with subscribers in order to determine the nature of the emergency and dispatch appropriate assistance in accordance with predetermined protocols and the subscriber's requested level of care.

PERS SERVICES: The provision of PERS and ERC services including the installation, maintenance and support of PERS in the individual user's home.

PERS BUDDY: The combined product offering to be developed, manufactured and marketed hereunder, which shall be integrating Health Buddy Technology with a PERS Console, as described more fully in Attachments III(A) and III(B) hereto.

PERS BUDDY USER: An individual who has received a PERS BUDDY.

HEALTH BUDDY: HEALTH HERO'S proprietary Health Buddy(R) appliance, certain features and functionalities of which shall be integrated by AMAC with PERS as set forth herein.

HEALTH BUDDY USER: An individual who has received a Health Buddy directly or indirectly from AMAC or AMAC's customers.

AUTHORIZED USER: An employee of AMAC, a third party care management or disease management organization contracted by AMAC to provide care management or disease management services ("CM/DM") to Health Buddy Users or PERS BUDDY Users, or a customer of AMAC, authorized by AMAC to use the HEALTH HERO(R) iCare Desktop(TM) with the Health Buddy or PERS BUDDY as set forth herein.

DOCUMENTATION: User manuals and other information and materials in written or electronic form, which HEALTH HERO may provide or make accessible to AMAC for the purposes of (a) developing and/or manufacturing the PERS BUDDY as set forth herein, or (b) instructing on and facilitating use of the HH Service (including the Health Buddy), and Escrowed Documentation as defined in Section 17.13(b).

HEALTH BUDDY TECHNOLOGY: A remote patient monitoring apparatus that enables a healthcare professional who is a user of HH Applications to collect data from a patient regarding health status, symptoms,

                                  CONFIDENTIAL


behavior, and knowledge through a remotely programmed script that includes question and answer dialogues and instructions to upload data from peripheral medical devices. Health Buddy Technology also includes without limitation, Health Buddy hardware design, Health Buddy board layout, Health Buddy plastics, and Health Buddy circuitry.

HH APPLICATIONS: A software application delivered as a service over the Internet that enables a health care professional to manage and monitor the ongoing status of a patient who is a user of Health Buddy Technology and to communicate with the patient by assigning scripts to the patient's Health Buddy apparatus. HH Applications include without limitation the Health Hero iCare Desktop and scripted survey content and standard disease management programs.

CATASTROPHIC EVENT means [*].

PERS TECHNOLOGY MEANS [*].

                                  CONFIDENTIAL


                                  ATTACHMENT II

                        DESCRIPTION OF CERTAIN COMPONENTS
                          OF THE HEALTH HERO(R) SERVICE

[*]

                                  CONFIDENTIAL


                                ATTACHMENT III(A)

                         FUNCTIONAL PRODUCT DESCRIPTION

       [*]

                                  CONFIDENTIAL


                                ATTACHMENT III(B)

       PERS BUDDY PRODUCT SPECIFICATIONS, TASKING AND DEVELOPMENT SCHEDULE
             [TO BE AGREED WITHIN 90 DAYS AFTER THE EFFECTIVE DATE]

                                  CONFIDENTIAL


                                  ATTACHMENT IV

                             MILESTONE DELIVERABLES
                    AND LICENSE AND DEVELOPMENT FEE PAYMENTS


[*]

                                  CONFIDENTIAL


                                  ATTACHMENT V

               PRODUCT OVERVIEW FOR FUTURE APPLICATIONS FOR HOME
             HEALTH MONITORING PERSONNEL AND VITAL SIGNS MONITORING

             [TO BE AGREED WITHIN 90 DAYS AFTER THE EFFECTIVE DATE]

                                  CONFIDENTIAL


                                  ATTACHMENT VI

                OPERATIONAL SERVICES AND SUPPORT TO BE PROVIDED
                  BY HEALTH HERO AND FEES AND CHARGES THEREFOR

In association with the Phase 1 & 2 Milestones of the Agreement, Health Hero shall provide following support for the implementation of the HH Service with AMAC. Any services required by AMAC in addition to the services described below shall be covered in a written amendment to this Agreement and provided to AMAC on a per project basis at HEALTH HERO's then-current charges and fees for professional services not-to-exceed $[*]/hour through the end of the first year following the Effective Date, plus HEALTH HERO's travel expenses.

Health Hero will provide it's standard account management and implementation support service to assist AMAC with the implementation. This will include the assignment of a Health Hero Account Manager, Clinical Coordinator and Customer Service liaison. AMAC agrees that they will provide similar staffing representation for the project's implementation and management.

PROJECT MANAGEMENT: HEALTH HERO will provide to AMAC an Account Manager to manage the initial implementation process of the HH Service for AMAC's subsequent roll-out to their customers. During implementation, this individual will be responsible for overseeing the implementation project milestones, deliverables and timelines to assure timely and successful implementation of the HH Service. This person will assist in identifying and monitoring AMAC's responsibilities, but will not have final control for items listed in the Project Plan as AMAC's responsibility for successful implementation of the Service. Post implementation and first client go-live, the Account Manager will continue to be assigned to Client to discuss any outstanding issues and future program applications.

MEMBER ENROLLMENT SUPPORT: HEALTH HERO will provide to AMAC letter templates which may be used by AMAC and their customer's to facilitate the HB User enrollment processes. HEALTH HERO will also provide sample enrollment scripts for use by AMAC or AMAC's customers to facilitate a telephonic enrollment effort. Such letter templates and enrollment scripts are sample communication materials only, and all final documentation and reproduction thereof and enrollment processes are AMAC's and/or their Customer's sole responsibility.

PROGRAM AND DIALOGUE DEVELOPMENT: HEALTH HERO will provide to AMAC the fourteen
(14) Standard Health Hero Programs (outlined in Attachment II) to AMAC at no additional charge. HEALTH HERO will assign a Clinical Coordinator to AMAC to provide assistance and support with content personalization, customization and development processes for these libraries for up to 240 hours. The Clinical Coordinator will provide an overview of the standard process for Custom Dialogue development, and be available for assistance throughout the content development phase. Each month, HEALTH HERO will notify AMAC in writing the total amount of hours spent for the month, and the remaining hours available within the 240 hour commitment. Once the 240 hour commitment is met, if AMAC desires HEALTH HERO to provide additional/ongoing assistance and support with content customization, this support shall be provided and priced on a per project basis at HEALTH HERO's then-current charges and fees, plus reimbursement of HEALTH HERO's reasonable travel expenses incurred in providing such additional assistance and/or support.

                                  CONFIDENTIAL


TECHNICAL SET-UP: HEALTH HERO will assign a Customer Service Representative to AMAC for assistance in training AMAC for the overall technical implementation of the HH Service within customer accounts. This individual will coordinate the technical aspects of implementation including the then-current check-list for account activation, the technical hardware and software requirements.

USER TRAINING: HEALTH HERO will provide 2 day, one location, on-site software and services training for AMAC's Authorized personnel or contractors. The training session will include HH Service system overview, specific use of Health Hero(R) iCare Desktop(TM) with hands-on exercises, Health Buddy installation and general troubleshooting and a general guide to recommended customer support and implementation procedures. This class will be limited to 10 AMAC representatives, from which it is understood that AMAC should be adequately presented with a "train the trainer" process should be used for subsequent users (AMAC personnel, contractors or customer accounts). Additional training services by HEALTH HERO are available on a per site project basis at HEALTH HERO's then-current charges and fees plus HEALTH HERO's travel expenses. AMAC is responsible for providing at no cost to HEALTH HERO all facilities for training, which includes: room, PCs, audio-visual equipment, IT support for set-up and configuration and meals.

SERVICES DOCUMENTATION: HEALTH HERO will provide AMAC with their standard customer implementation binder, training slides and binders and all other commercially available implementation documentation to serve as a "train the trainer" methodology for AMAC to subsequently manage all other account implementations. This includes the following on-line support materials:
o   Product information
o   Technical tips
o   On-line Help
o   Frequently Asked Questions and Answers
o   Product Updates
o   On-line Assistance Request

HEALTH HERO Dialogues and Documentation will be provided in English only. HEALTH HERO may be able to have Dialogues translated into certain languages for an additional project fee.

                                  CONFIDENTIAL


                          ON GOING SERVICE AND SUPPORT

ANY SERVICES OR SUPPORT THAT ARE REQUIRED BY AMAC IN ADDITION TO THE SERVICES AND SUPPORT DESCRIBED BELOW SHALL BE COVERED IN A WRITTEN AMENDMENT TO THIS AGREEMENT AND PROVIDED TO AMAC AND/OR AMAC'S CUSTOMERS AT HEALTH HERO'S THEN-CURRENT CHARGES AND FEES NOT-TO-EXCEED $200/HOUR THROUGH THE END OF THE FIRST YEAR FOLLOWING THE EFFECTIVE DATE, PLUS HEALTH HERO'S TRAVEL EXPENSES.

 Customer Support and Training following Completion of Implementation Services
 -----------------------------------------------------------------------------

HEALTH HERO will provide unlimited Customer Support (for a period of 180 days after the completion of Milestone One). This includes first-line support for account maintenance, using information provided by AMAC. These account maintenance tasks include creating each customer account, assigning the specific content program for use in each account and setting up each account's customization preferences (logo, colors and default tags). In addition, they will provide all monitoring of the system performance and exceptions, including all elements of the system.

AMAC will provide their clients and Health Buddy users "first line" support for Health Buddy appliance and iCare Desktop technical issues. If issues raised by such users are unresolved, AMAC's Authorized Customer Support Liaison(s) may escalate such issues to HEALTH HERO Customer Service for "second line" support. HEALTH HERO Customer Service will not initiate any direct Eligible Member communications unless it is requested or approved by the Client.

Specific Customer Support Services include:
o        Support of up to five (5) accounts1
o        Unlimited support incidents2/month
o        Email and toll-free phone support:
         o  Weekdays, 6am-6pm PDST
         o  Weekend and after hours with four (4) hour response time
o        Supplemental Support:
         o  On-line product information and technical tips
         o  FAQs
         o  On-line help
o        Product updates
o        Monthly incident reports
o        Quarterly Data Export at customer request

ON-GOING SUPPORT:
-----------------
After the 180 day period has been completed and the completion of the Phase Two Deliverable (whichever comes last), AMAC shall have the choice of managing all customer service tasks and responsibilities for their clients directly, or subcontracting standard customer service support to HEALTH HERO. If AMAC decides to subcontract direct customer support to HEALTH HERO, the parties will subsequently agree to an on-going support package for these services.

--------
1 Account is defined as a separate client account for AMAC, usually defined as a separate billable entity.
2 An incident is defined as a specific issue logged by Authorized AMAC support personnel, customer Authorized Users or Health Buddy users. Does not include any issues incurred for Health Hero downtime or system failure.

                                  CONFIDENTIAL


                                    EXHIBIT 1

             EXISTING HEALTH HERO CUSTOMERS AND POTENTIAL CUSTOMERS

                                       [*]

                                  CONFIDENTIAL


                                    EXHIBIT 2

       EXAMPLE PARTS LIST AND PRICING FOR CERTAIN HEALTH BUDDY COMPONENTS

                                       [*]